EXHIBIT 99.2
EXECUTION VERSION

FIFTH AMENDED AND RESTATED
SALE AND SERVICING AGREEMENT
among
FORD CREDIT FLOORPLAN LLC,
as Depositor
FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer
and
FORD MOTOR CREDIT COMPANY LLC,
as Servicer
Dated as of August 1, 2001,
as amended and restated as of December 1, 2010

i

ii

     FIFTH AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (this “Agreement”), among FORD CREDIT FLOORPLAN LLC, a Delaware limited liability company (“FCF LLC”), as Depositor, FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, and FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer.
BACKGROUND
     The parties to this Agreement intend to amend and restate the Sale and Servicing Agreement, dated as of August 1, 2001, as previously amended and restated as of December 19, 2002, September 1, 2005, May 1, 2008 and October 1, 2009, among the parties on the terms and conditions contained in this Agreement.
     Pursuant to this Agreement, the parties have provided for the sale by the Depositor to the Issuer of certain Receivables originated in the Accounts and for the servicing of such Receivables by the Servicer. Such Receivables have been purchased by the Depositor from Ford Credit, as Seller, pursuant to the Receivables Purchase Agreement and, upon the sale of such Receivables by the Depositor to the Issuer pursuant to this Agreement, will secure the Notes issued by the Issuer from time to time under the Indenture and the Indenture Supplements.
     Pursuant to a sale and servicing agreement among FCF Corp, the Issuer and the Servicer, FCF Corp has also agreed to sell to the Issuer receivables that have been purchased by FCF Corp under a separate receivables purchase agreement between it and the Seller, and such receivables will also secure the Notes to be issued by the Issuer.
     The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
     Section 1.1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix A. Appendix A also contains rules as to usage applicable to this Agreement. Appendix A is incorporated by reference into this Agreement.
     Section 1.2. Amendment and Restatement. This Agreement amends and restates in full the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of October 1, 2009, between the parties with effect as of the date of this Agreement, and it is confirmed by the parties that (a) all prior actions made pursuant to such Fourth Amended and Restated Transfer and Servicing Agreement are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action of any party. Notwithstanding the foregoing, to the extent that any amendment to the Fourth Amended and Restated Transfer and Servicing Agreement, as set out in this Agreement, would reasonably be expected to have an Adverse Effect on the Noteholders of a Series issued before the date of this Agreement or would not otherwise be permitted, as determined by a court of competent jurisdiction, then such amendment will not be effective as against such Noteholders and the corresponding provision of the Fourth Amended and Restated Transfer and Servicing Agreement, will continue to govern as it relates to such Noteholders and such Series.
ARTICLE II
SALE OF RECEIVABLES
     Section 2.1. Sale of Receivables.
     (a) The Depositor sells and assigns, without recourse (except as provided in this Agreement), to the Issuer, for the benefit of the Noteholders, the following property on and as of the dates specified below:
     (i) on the first Closing Date, (A) all of its right, title and interest in, to and under each Sold Receivable originated in each Initial Account and all Related Security with respect to such Sold Receivables owned by the Depositor at the close of business on the Cutoff Date, (B) all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (C) all of its rights, remedies, powers and privileges with respect to such Sold Receivables under the Receivables Purchase Agreement;
     (ii) on the applicable Addition Date, (A) all of its right, title and interest in, to and under each Sold Receivable originated in each Additional Account and all Related Security with respect to such Sold Receivables owned by the Depositor at the close of business on the applicable Additional Cutoff Date, (B) all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (C) all of its rights, remedies, powers and privileges with respect to such Sold Receivables under the Receivables Purchase Agreement; and
     (iii) on each Sale Date, (A) all of its right, title and interest in, to and under each Sold Receivable originated in each Account on such Sale Date and all Related Security with respect to such Sold Receivables owned by the Depositor at the close of business on the applicable Sale Date and not previously sold to the Issuer pursuant to this Agreement, (B) all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (C) all of its rights, remedies, powers and privileges with respect to such Sold Receivables under the Receivables Purchase Agreement.
     (b) The foregoing sales, and any subsequent sales of additional assets, do not constitute, and are not intended to result in, the creation or an assumption by the Issuer or the Owner Trustee of any obligation of the Depositor, the Servicer, the Seller, Ford or any other Person in connection with the Accounts, the related Receivables or under any related agreement or instrument, including any obligation to any Dealers or Ford. The foregoing sales are not sales of the Accounts, but rather are sales of the Sold Receivables originated in the Accounts.
     (c) In connection with the foregoing sales, the Depositor will record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to the Sold Receivables sold by the

Depositor for the sale, for UCC purposes, of “tangible chattel paper,” “payment intangibles,” “general intangibles” or “accounts” (each as defined in the UCC), meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment, for UCC purposes, of the Sold Receivables and the Related Security to the Issuer, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Issuer on or before the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Owner Trustee will be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under Applicable Law in connection with such sales if the Issuer has appointed the Administrator to act in such capacity.
     (d) The Depositor and the Issuer intend that all transfers of Sold Receivables under this Agreement constitute valid sales of such Sold Receivables and not transfers of such Sold Receivables as security for a loan. However, if the transfers of the Sold Receivables under this Agreement were to be characterized as transfers as security for a loan, then (i) the Depositor will have Granted, and Grants, to the Issuer a security interest in each Sold Receivable and the Related Security whether now owned or hereafter acquired, and all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (ii) this Agreement constitutes a security agreement. For tax purposes, the Depositor and the Issuer intend that all sales of Sold Receivables under this Agreement constitute transfers of such Sold Receivables as security for a loan.
     (e) On or before the first Closing Date, in the case of the Initial Accounts, and on or before the applicable Addition Date, in the case of Additional Accounts, the Depositor will, at its own expense:
     (i) cause the Seller to indicate in its computer files as required by the Receivables Purchase Agreement, that the Sold Receivables and the Related Security have been (A) sold and assigned to the Depositor pursuant to the related Receivables Purchase Agreement, (B) sold and assigned by the Depositor to the Issuer pursuant to this Agreement and (C) pledged by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture and the Indenture Supplements;
     (ii) in the case of the Initial Accounts, deliver (or cause the Seller to deliver) to the Owner Trustee the Initial Account Schedule; and
     (iii) in the case of Additional Accounts, deliver (or cause the Seller to deliver) to the Owner Trustee an Additional Account Schedule.
     (f) On or prior to April 30th of each year, or upon the request of the Owner Trustee or the Indenture Trustee, the Depositor will deliver (or cause the Seller to deliver) to the Owner Trustee and the Indenture Trustee the entire Account Schedule.
     (g) The Account Schedule, as amended, supplemented or otherwise modified from time to time will be marked as Schedule A and is incorporated into and made a part of this

Agreement. Neither the Indenture Trustee nor the Owner Trustee are under any obligation to verify the accuracy or completeness of the Account Schedule at any time.
     Section 2.2. Acceptance by Issuer. The Issuer accepts all right, title and interest previously held by the Depositor to the property, now existing and hereafter created, conveyed to the Issuer pursuant to Section 2.1. The Issuer confirms that, on or before the first Closing Date, it received the Initial Account Schedule.
     Section 2.3. Representations and Warranties of Depositor Relating to Itself and this Agreement.
     (a) Representations and Warranties. The Depositor represents and warrants to the Issuer (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Sold Receivables on behalf of the Issuer and in authenticating the Notes, respectively) as of each Closing Date (unless another date is specified below) that:
     (i) Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company or other legal entity in good standing under the laws of its jurisdiction of organization. The Depositor is qualified as a foreign limited liability company or other legal entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals could not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
     (ii) Power, Authorization and Enforceability. The Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party and to acquire, own and sell the Sold Receivables and the other Trust Property and has duly authorized the sale of the Receivables and other Trust Property to the Issuer by all necessary action. The Depositor has authorized the execution, delivery and performance of the terms of each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Depositor is a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
     (iii) No Conflicts and No Violation. The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (A) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Agreement), (C) violate the Organizational Documents of the Depositor, or (D) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.
     (iv) No Proceedings. To the Depositor’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of any of the Transaction Documents or any of the Notes, (B) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents or any of the Notes, or (D) relating to Ford Credit or the Depositor that would reasonably be expected to (1) affect the treatment of any of the Notes as indebtedness for U.S. federal income tax purposes, (2) be deemed to cause a taxable exchange of any of the Notes for U.S. federal income tax purposes, or (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than such proceedings that would not reasonably be expected to have a material adverse effect upon the Depositor or materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of, the Transaction Documents or any of the Notes, or materially and adversely affect the tax treatment of the Issuer or any of the Notes.
     (v) Valid Sale. This Agreement or the related Assignment constitutes a valid sale and assignment to the Issuer of all right, title and interest of the Depositor in, to and under the Sold Receivables originated in the Initial Accounts or the Additional Accounts, as applicable, and the Related Security and the proceeds thereof and all of the Depositor’s rights, remedies, powers and privileges with respect to the Sold Receivables under the Receivables Purchase Agreement and, in each case, upon the filing of the financing statements described in Section 2.1(c) and, in the case of the Sold Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Issuer will have a first priority perfected ownership interest in such property, subject to Permitted Liens. Except as otherwise provided in this Agreement or the other Transaction Documents, neither the Depositor nor any Person claiming through or under it has any claim to or interest in the Trust Property.
     (b) Reassignment upon Breach. The representations and warranties in Section 2.3(a) survive the sale and assignment of the Sold Receivables and Related Security to the Issuer. Upon discovery by the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of these representations and warranties, the party discovering such breach will give prompt notice to the other parties. If any breach by the Depositor of a representation or warranty in Section 2.3(a) has a material adverse effect on the Sold Receivables, then the Issuer or the Indenture Trustee, by notice to the Depositor, may require the Depositor to accept reassignment of all the Sold Receivables on or before the first day of the first Collection Period that begins more than 60 days after the earlier to occur of the discovery of any such breach by the Depositor, or receipt by the Depositor of notice of such breach from the Owner Trustee, the Indenture Trustee or the Servicer unless, by the first day of such Collection Period the representations and warranties in Section 2.3(a) are then true and correct in all material respects and any material adverse effect on the Sold Receivables caused by such breach has been cured. Notice of the reassignment of the Sold Assets pursuant to this Section 2.3(b) will be contained in the Monthly Investor Report for the Collection Period in which such reassignment occurs.
     (c) Consideration for Reassignment. In consideration for the reassignment of the Sold Assets required by Section 2.3(b), the Depositor will deposit an amount equal to its pro rata portion of the sum of the Reassignment Amounts for each Series into the Collection Account on the Business Day preceding the Payment Date occurring during the Collection Period in which such reassignment is to occur, and such amount will be paid to the Noteholders on such Payment Date in accordance with the Indenture and each Indenture Supplement in payment of the Notes, and will result in a corresponding increase in the Depositor Interest. Upon the Depositor’s payment of its pro rata portion of the sum of the Reassignment Amounts, the Issuer will without further action be deemed to sell and assign to the Depositor, with effect as of the date such reassignment occurs and without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under the Sold Assets. In connection with any such reassignment, the Owner Trustee will upon Issuer Order, at the Depositor’s expense, execute such documents and take such other actions as are reasonably requested by the Depositor to effect the conveyance of such Sold Assets pursuant to this Section 2.3(c). The obligation of the Depositor to accept such reassignment and make the required deposit into the Collection Account pursuant to this Section 2.3(c) constitutes the sole remedy for a breach specified in Section 2.3(b) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).
     Section 2.4. Representations and Warranties of Depositor Relating to Sold Receivables and Accounts.
     (a) Representations and Warranties. The Depositor represents and warrants to the Issuer that:
     (i) As of the first Closing Date, any Addition Date or any Sale Date, as the case may be, the Sold Receivables and the Related Security sold to the Issuer on such date, are free and clear of any Lien, other than Permitted Liens, and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it in connection with the sale of such Sold Receivables and Related Security have been duly obtained, effected or given and are in full force and effect.
     (ii) Each (A) Initial Account was an Eligible Account as of the Cutoff Date, (B) Additional Account is an Eligible Account as of the applicable Additional Cutoff Date and (C) Account is an Eligible Account as of each Series Cutoff Date.

     (iii) As of the first Closing Date, any Addition Date or any Sale Date, as the case may be, each Sold Receivable sold to the Issuer on such date, is an Eligible Receivable or, if such Sold Receivable is not an Eligible Receivable, such Sold Receivable is being sold in accordance with Section 2.9.
     (iv) As of the first Closing Date or any Addition Date, as the case may be, no selection procedures reasonably believed by the Depositor to be adverse to the interests of the Noteholders were used in selecting such Initial Accounts or Additional Accounts, as applicable.
     (v) As of the Cutoff Date, the Initial Account Schedule was true and correct in all material respects. As of the applicable Additional Cutoff Date, the Additional Account Schedule was true and correct in all material respects. As of the applicable Redesignation Date, the Redesignated Account Schedule was true and correct in all material respects.
     (b) Representations and Warranties as to Security Interest. If the transfer of the Sold Receivables is characterized as a transfer as security for a loan as described in Section 2.1(d), the Depositor represents and warrants to the Issuer that:
     (i) Except as may be permitted in the Transaction Documents, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sold Assets in favor of the Issuer, which security interest is prior to all other Liens other than Permitted Liens, and is enforceable as such against creditors of and purchasers from the Depositor.
     (ii) The Seller has represented that it has taken all steps necessary to perfect the security interest against each obligor in the Vehicles securing the Receivables.
     (iii) The Sold Assets constitute “tangible chattel paper,” “accounts,” “payment intangibles” and/or “general intangibles” within the meaning of the applicable UCC.
     (iv) Immediately prior to its transfer under this Agreement, the Depositor owned and had good and marketable title to the Sold Assets free and clear of any Lien other than Permitted Liens. The Depositor has received all consents and approvals required by the terms of the Sold Assets to Grant to the Issuer all of its interest and rights in the Sold Assets, except to the extent that any requirement for consent or approval is rendered ineffective under the applicable UCC.
     (v) The Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest Granted in the Sold Assets to the Issuer. Ford or Ford Credit has in its possession all original copies of the sale or financing agreements that constitute or evidence the Receivables and will hold all such agreements or related documents for the benefit of the Indenture Trustee, on behalf of the Secured Parties of the Issuer. Such agreements do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

     (vi) Other than the security interest Granted to the Issuer pursuant to this Agreement or in connection with any Permitted Lien, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets. The Depositor has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any part of the Sold Assets, other than any financing statements relating to the security interest Granted to the Issuer or financing statements relating to Permitted Liens. The Depositor is not aware of any judgment or tax lien filings against it.
     (vii) All financing statements filed or to be filed against the Depositor, or any assignor of which the Depositor is the assignee, in favor of the Issuer in connection with this Agreement describing the Sold Assets contain a statement substantially to the following effect: “The purchase of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”
     The representations and warranties in this Section 2.4(b) will survive the termination of this Agreement and (ii) may not be waived by the Issuer or the Indenture Trustee.
     (c) Reassignment upon Breach. The representations and warranties in Section 2.4(a) and (b) survive the sale and assignment of the Sold Receivables and the Related Security to the Issuer. Upon discovery by the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of these representations and warranties, the party discovering such breach will give prompt notice to the other parties. If any breach by the Depositor of a representation or warranty in Section 2.4(a) or (b) has a material adverse effect on a Sold Receivable, then the Depositor will accept reassignment of such Sold Receivable on or before the first day of the first Collection Period that begins more than 60 days after the earlier to occur of the discovery of any such breach by the Depositor, or receipt by the Depositor of notice of such breach from the Owner Trustee, the Indenture Trustee or the Servicer unless, by the first day of such Collection Period, the representations and warranties in Section 2.4(a) and (b) are then true and correct in all material respects and any material adverse effect on such Sold Receivable caused by the breach has been cured. Notice of the reassignment of a Sold Receivable pursuant to this Section 2.4(c) will be contained in the Monthly Investor Report for the Collection Period in which such reassignment occurs.
     (d) Consideration for Reassignment. In consideration for the reassignment of a Sold Receivable required by Section 2.4(c), the Depositor will direct the Servicer to deduct, subject to the next sentence, the principal amount of such Sold Receivable from the Pool Balance on the date such reassignment occurs and the Depositor Amount will be decreased by the amount of such deduction. If, following such deduction, the Depositor Amount is less than the Required Depositor Amount on the preceding Determination Date (after giving effect to the allocations, payments, withdrawals and deposits to be made on the following Payment Date), then no later than 12:00 noon on the day on which such reassignment occurs, the Depositor will deposit the amount by which the Depositor Amount would be less than such Required Depositor Amount (up to the principal amount of such Sold Receivable) into the Excess Funding Account; provided, however, that if such amount is not deposited, then the principal amount of such Sold Receivable will be deducted from the Pool Balance to the extent that the Depositor Amount is not reduced below the Required Depositor Amount and such Sold Receivable will not be reassigned to the Depositor and will remain part of the Trust Property. After deduction or deposit by the Depositor, as applicable, the Issuer will without further action be deemed to sell and assign to the Depositor, with effect as of the date such reassignment occurs and without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under such Sold Receivable and the Related Security. In connection with any such reassignment, the Owner Trustee will, at the Depositor’s expense, execute such documents and take such other actions as are reasonably requested by the Depositor to effect the conveyance of such Sold Receivable pursuant to this Section 2.4(d). The obligation of the Depositor to accept reassignment of any such Sold Receivable and to make the deductions or deposits, as applicable, pursuant to this Section 2.4(d) constitutes the sole remedy for a breach specified in Section 2.4(c) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).
     Section 2.5. Covenants of Depositor. The Depositor covenants to the Issuer that:
     (a) No Liens. Except for the conveyances provided or permitted in this Agreement or the other Transaction Documents, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Sold Receivable or any Related Security, or the Depositor’s rights, remedies, powers or privileges with respect to such Sold Receivables under the Receivables Purchase Agreement, and the Depositor will defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under such Sold Receivables and the Related Security, against all claims of third parties claiming through or under the Depositor.
     (b) Certain Allocations of Collections. The Depositor agrees that, subject to Applicable Law and any related Floorplan Financing Agreement, it will allocate Collections in respect of each Account between the Receivables owned by the Issuer and the Receivables that are not owned by the Issuer as follows:
     (i) Principal Collections will be allocated to the Receivable that relates to the Vehicle whose sale or lease generated such Collections; and
     (ii) Interest Collections will be allocated to the Issuer on the basis of the ratio of the principal amount of the Receivables in such Account owned by the Issuer on the date of determination to the total principal amount of Receivables in such Account on such date.
     (c) Delivery of Collections. If the Depositor, the Seller or any of their Affiliates receives payments in respect of the Sold Receivables, the Depositor or the Seller, as applicable, will pay or cause to be paid to the Servicer all such payments no later than two Business Days after receipt and application to the Sold Receivables.
     (d) Notice of Liens. The Depositor will notify the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Sold Receivable, other than Permitted Liens.
     (e) Compliance with Law. The Depositor will comply in all material respects with Applicable Law.

     (f) Depositor Interest. Except for (i) the conveyances under this Agreement, in connection with any transaction permitted by Section 4.2 and as provided in Section 2.2 of the Indenture or (ii) conveyances with respect to which the Rating Agency Condition has been satisfied and an Opinion of Counsel to the effect that the conveyances will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes has been delivered, the Depositor agrees not to sell, transfer or assign or pledge, hypothecate or otherwise grant a Lien in the Depositor Interest owned by it and any such attempted sale, transfer, assignment, pledge, hypothecation or grant will be void; provided, however, that nothing in this Section 2.5(f) prevents the owner of an interest in the Depositor Interest from granting to an Affiliate a participation interest or other beneficial interest in the rights to receive cash flows related to its interest in the Depositor Interest so long as (A) such interest does not grant such Affiliate any rights in, or delegate to such Affiliate any obligations or duties under, this Agreement, (B) the transferor of such interest obtains the prior consent of the Depositor and (C) after giving effect to such transfer, the interest in the Depositor Interest owned directly by the Depositor, together with the interests of any other Depositors that are Affiliates of Ford Credit, represent an ownership interest in the Trust Property equal to at least 2% of the Adjusted Pool Balance.
     (g) Compliance with Indenture, etc. The Depositor will observe and perform all obligations, duties, covenants and agreements contained in the Indenture or any Indenture Supplement and expressed in such documents to be observed or performed by the Depositor as if the Depositor were a party to the Indenture or such Indenture Supplement, as applicable.
     (h) Delivery of Documents. The Depositor will provide to the Servicer all Floorplan Financing Agreements and all other documents in its possession or control that evidence the Receivables and all other documents that are required by the Servicer in the performance of its duties under this Agreement.
     Section 2.6. Designation of Additional Accounts.
     (a) Required Addition. If, at the end of any Collection Period, the Net Adjusted Pool Balance is less than the Required Pool Balance, then the Depositor will, within ten Business Days following the end of such Collection Period, designate additional Eligible Accounts as Additional Accounts such that, after giving effect to the sale to the Issuer on the applicable Addition Date of all Sold Receivables in such Additional Accounts, the Net Adjusted Pool Balance on such Addition Date will be at least equal to the Required Pool Balance. The failure of the Depositor to sell Sold Receivables to the Issuer as provided in this Section 2.6(a) solely as a result of the unavailability of a sufficient amount of Receivables will not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the occurrence of a Trust Amortization Event.
     (b) Optional Addition. The Depositor may from time to time, at its sole discretion, designate additional Eligible Accounts as Additional Accounts and sell to the Issuer the Sold Receivables and the Related Security originated in such Additional Accounts. In addition to the conditions specified in Section 2.6(c), any additional Eligible Accounts designated by the

Depositor pursuant to this Section 2.6(b) will be subject to the satisfaction of the Rating Agency Condition if, as a result of such addition, either:
     (i) the aggregate number of Additional Accounts designated pursuant to this Section 2.6(b) and any similar provision in any other Sale and Servicing Agreement in any calendar quarter or the aggregate principal amount of Receivables originated in such Additional Accounts as of the related Additional Cutoff Dates in such calendar quarter exceeds 10% of the number of all Accounts or 10% of the Pool Balance, respectively, on the first day of such calendar quarter; or
     (ii) the aggregate number of Additional Accounts designated pursuant to this Section 2.6(b) and any similar provision in any other Sale and Servicing Agreement in any calendar year or the aggregate principal amount of Receivables originated in such Additional Accounts as of the related Additional Cutoff Dates in such calendar year exceeds 20% of the number of all Accounts or 20% of the Pool Balance, respectively, on the first day of such calendar year.
     (c) Conditions. The Depositor is permitted to sell to the Issuer the Sold Receivables originated in any Additional Accounts designated pursuant to Section 2.6(a) or (b) only upon satisfaction of each of the following conditions on or before the related Addition Date:
     (i) the Depositor has delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Addition Notice not less than two Business Days and not more than 30 days before the related Addition Date;
     (ii) the Depositor has delivered to the Owner Trustee an Assignment and the Additional Account Schedule in accordance with Section 2.1(e);
     (iii) the Depositor has delivered to the Servicer all Collections related to such Additional Accounts relating to the time period on or after the Additional Cutoff Date;
     (iv) the Depositor has represented and warranted to the Issuer that:
(A)	as of the date of the Addition Notice and the Addition Date, none of the Seller, the Depositor or the Servicer is insolvent or will be made insolvent by such sale and none of them is aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

(B)	the addition of the Sold Receivables originated in such Additional Accounts will not, in the reasonable belief of the Depositor, cause an Amortization Event to occur;
     (v) the Depositor has delivered to the Owner Trustee and the Indenture Trustee (A) an Opinion of Counsel with respect to the Sold Receivables in the Additional Accounts substantially in the form of Exhibit C and (B) an Opinion of Counsel to the effect that such addition will not (1) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (2) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and
     (vi) the Depositor has delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that the conditions in clauses (i) through (v) above have been satisfied.
     (d) Reassignment upon Breach. By the delivery of an Assignment for the designation of Additional Accounts pursuant to this Section 2.6, the Depositor will be deemed to make the representations and warranties in Section 2.6(c)(iv). These representations and warranties survive the sale and assignment of the Sold Receivables and Related Security to the Issuer. Upon discovery by the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any representation or warranty in Section 2.6(c)(iv), the party discovering such breach will give prompt notice to the other parties. If any breach by the Depositor of a representation or warranty in Section 2.6(c)(iv) has a material adverse effect on the Sold Receivables, then the Issuer or the Indenture Trustee, by notice to the Depositor, may require the Depositor to accept reassignment of all or such portion of the Sold Receivables originated in the Additional Accounts designated by the Depositor to the Issuer pursuant to this Section 2.6 sufficient to cure such breach on or before the first day of the first Collection Period that begins more than 60 days after the earlier to occur of the discovery of any such breach by the Depositor, or receipt by the Depositor of notice of any such breach given by the Owner Trustee, the Indenture Trustee or the Servicer unless, by the first day of such Collection Period, the representations and warranties of the Depositor in Section 2.6(c)(iv) are then true and correct in all material respects and any material adverse effect on the Sold Receivables caused by such breach has been cured. Notice of the reassignment of a Sold Receivable pursuant to this Section 2.6(d) will be contained in the Monthly Investor Report for the Collection Period in which such reassignment occurs.
     (e) Consideration for Reassignment. In consideration for the reassignment of a Sold Receivable pursuant to Section 2.6(d), the Depositor will direct the Servicer to deduct, subject to the next sentence, the principal amount of such Sold Receivable from the Pool Balance on the date such reassignment occurs and the Depositor Amount will be decreased by the amount of such deduction. If, following such deduction, the Depositor Amount is less than the Required Depositor Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the following Payment Date), then no later than 12:00 noon on the day on which such reassignment occurs, the Depositor will deposit the amount by which the Depositor Amount would be less than such Required Depositor Amount (up to the principal amount of such Sold Receivable) into the Excess Funding Account; provided, however, that if such amount is not deposited, then the principal amount of such Sold Receivable will be deducted from the Pool Balance to the extent that the Depositor Amount is not reduced below the Required Depositor Amount and such Sold Receivable will not be reassigned to the Depositor and will remain part of the Trust Property. After deduction or deposit by the Depositor, as applicable, the Issuer will without further action be deemed to sell and assign to the Depositor, with effect as of the date such reassignment occurs and without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under such Sold Receivable and the Related Security. In connection with any such reassignment, the Owner Trustee will, at the Depositor’s expense, execute such documents and take such other actions as are reasonably requested by the Depositor to effect the conveyance of such Sold Receivable pursuant to this Section 2.6(e). The obligation of the Depositor to accept reassignment of any such Sold Receivable and to make the deductions or deposits, as applicable, pursuant to this Section 2.6(e) constitutes the sole remedy for a breach specified in Section 2.6(d) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).
     Section 2.7. Redesignation of Eligible Accounts.
     (a) Optional Redesignation. The Depositor may from time to time, at its sole discretion, redesignate any Eligible Accounts as Redesignated Accounts and accept reassignment of, and thereby remove from the Trust Property, all Sold Receivables and Related Security in connection with such Redesignated Accounts.
     (b) Conditions. Any redesignation of Accounts as provided in Section 2.7(a) is subject to the satisfaction of the following conditions:
     (i) the Depositor (or the Servicer on its behalf) has delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies a Redesignation Notice not less than two Business Days and not more than 30 days before the applicable Redesignation Date;
     (ii) the Depositor has delivered to the Servicer a notice directing the Servicer to select as Redesignated Accounts, Eligible Accounts designated to the Issuer pursuant to this Agreement or any other Sale and Servicing Agreement with an aggregate principal amount of Receivables approximately equal the principal amount of Receivables specified by the Depositor to be removed from the Trust Property on the applicable Redesignation Date;
     (iii) the Depositor (or the Servicer on its behalf) has, on or before the applicable Redesignation Date, delivered to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule;
     (iv) the Depositor has represented and warranted to the Issuer that:
(A)	the redesignation of any such Eligible Accounts on the applicable Redesignation Date and the reassignment of the related Sold Receivables will not, in the reasonable belief of the Depositor, cause an Amortization Event to occur;

(B)	the redesignation of any such Eligible Accounts on the applicable Redesignation Date and the reassignment of the related Sold Receivables will not, in the reasonable belief of the Depositor, cause the Net Adjusted Pool Balance to be less than the Required Pool Balance; and

(C)	the Eligible Accounts selected as Redesignated Accounts were not chosen through a selection process that was materially adverse to the interests of the Noteholders or the holders of the Depositor Interest;

     (v) the Depositor has, on or before the applicable Redesignation Date, delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel to the effect that such redesignation will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and
     (vi) the Depositor has delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that the conditions in clauses (i) through (v) above have been satisfied.
     On the Redesignation Date for any such Redesignated Account, all right, title and interest of the Issuer in, to and under the related Sold Receivables and Related Security, will be deemed sold and assigned to the Depositor without recourse, representation or warranty and removed from the Trust Property for all purposes and in consideration for such conveyance the Depositor Interest will be reduced by the aggregate principal amount of such Sold Receivables. After such Redesignation Date and upon the request of the Depositor, the Owner Trustee will deliver to the Depositor a Reassignment.
     (c) Reconveyance upon Breach. By accepting a redesignation of Accounts pursuant to this Section 2.7, the Depositor will be deemed to make the representations and warranties in Section 2.7(b)(iv). These representations and warranties survive the reassignment of the related Sold Receivables and Related Security from the Issuer. Upon discovery by the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any representation or warranty in Section 2.7(b)(iv), the party discovering such breach will give prompt notice to the other parties. If any breach by the Depositor of a representation or warranty in Section 2.7(b)(iv) has a material adverse effect on the remaining Sold Receivables, then the Depositor will reconvey to the Issuer all the related Sold Receivables and Related Security, including all amounts received by the Depositor in respect of such Sold Receivables from the date of the redesignation that gave rise to such breach, through the date of return, on or before the first day of the first Collection Period that begins more than 60 days after the earlier to occur of the discovery of any such breach by the Depositor, or receipt by the Depositor of notice of any such breach given by the Owner Trustee, the Indenture Trustee or the Servicer unless, by the first day of such Collection Period, the representations and warranties of the Depositor in Section 2.7(b)(iv) are then true and correct in all material respects and any material adverse effect on the remaining Sold Receivables caused by such breach has been cured. Upon any such reconveyance, the original redesignation of the related Accounts will be deemed void and of no effect for all purposes under this Agreement and the other Transaction Documents. In the case of any material breach of a representation or warranty in Section 2.7(b)(iv)(B), the Depositor may also cure such breach by designating Additional Accounts pursuant to Section 2.6(b), in lieu of or in combination with a reconveyance of the related Sold Receivables and related proceeds provided in the preceding sentence. Notice of the reconveyance of Sold Receivables pursuant to this Section 2.7(c) will be contained in the Monthly Investor Report for the Collection Period in which such reconveyance occurs.

     Section 2.8. Redesignation of Ineligible Accounts.
     (a) On the first day of the Collection Period following the date on which the Servicer’s records indicate that an Account has become an Ineligible Account, the Depositor will be required to redesignate such Account as a Redesignated Account in the manner provided in Section 2.8(b) or (c), as applicable.
     (b) With respect to each Performance Impaired Ineligible Account, the Depositor (or the Servicer on its behalf) will:
     (i) by the Determination Date occurring in the month in which the Redesignation Date for such Account occurs, deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies a Redesignation Notice specifying the Redesignation Date (which notice may be incorporated into the related Monthly Investor Report, in which case the Redesignation Date will be deemed to be the first day of the related Collection Period);
     (ii) by the Determination Date occurring in the month in which the Redesignation Date for such Account occurs, deliver to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule; and
     (iii) from and after the applicable Redesignation Date, cease to sell to the Issuer any and all Sold Receivables originated in the Redesignated Account; provided, however, that the Sold Receivables that were sold to the Issuer before such Redesignation Date may, at the sole option of the Servicer, acting on behalf of the Issuer, (A) be reassigned by the Issuer to the Depositor together with the related Redesignated Account, but only if the aggregate principal amount of Sold Receivables so reassigned to either Depositor during the 12-month period ending on such Redesignation Date does not exceed 3.0% of the average Pool Balance for such 12-month period or (B) remain in the Issuer as Trust Property.
     In consideration of any such reassignment, the Depositor Interest will be reduced by the aggregate principal amount of such reassigned Sold Receivables.
     (c) With respect to each Ineligible Account other than a Performance Impaired Ineligible Account, the Depositor (or the Servicer on its behalf) will:
     (i) by the Determination Date occurring in the month in which the Redesignation Date for such Account occurs, deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies a Redesignation Notice specifying such Redesignation Date (which notice may be incorporated into the related Monthly Investor Report, in which case the Redesignation Date will be deemed to be the first day of the related Collection Period); and
     (ii) by the Determination Date occurring in the month in which the Redesignation Date for such Account occurs, deliver to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule.

     On the Redesignation Date with respect to any such Redesignated Account, all the related Sold Receivables and Related Security will be deemed sold and assigned to the Depositor without recourse, representation or warranty and removed from the Trust Property for all purposes and in consideration for such conveyance the Depositor Interest will be reduced by the aggregate principal amount of such Purchased Receivables. After such Redesignation Date and upon the request of the Depositor, the Owner Trustee will deliver to the Depositor a Reassignment.
     Notwithstanding the foregoing, the Depositor may, for administrative convenience, remove from the Account Schedule Accounts for which the financing has been terminated and that have an outstanding balance of zero without delivering a Redesignation Notice, Redesignated Account Schedule or a Reassignment. The Depositor (or the Servicer) will reflect such removals on each Account Schedule delivered pursuant to Section 2.1(e).
     Section 2.9. Sale of Ineligible Receivables. The Depositor may, at its sole option, sell to the Issuer on each Sale Date all or any portion of the Ineligible Receivables originated in any Account; provided, however, that the Depositor will not sell to the Issuer any Ineligible Receivables that are ineligible due to a failure to satisfy the condition specified in clause (a)(ii) of the definition of “Eligible Receivable”; and provided, further, that (i) on the applicable Sale Date, such Account is an Eligible Account and (ii) the Incremental Subordinated Amount is adjusted in accordance with the Indenture Supplements.
     Section 2.10. Exchanges of Certain Receivables. If, at the end of the In-Transit Period for any Receivable described in clause (a) of the definition of “Receivable” (such Receivable, being an “Exchangeable Receivable”), a new Receivable described in clause (d) of the definition of “Receivable” originated in the related Account with respect to the same New Vehicle is sold to the Issuer by the Depositor in accordance with this Agreement, then such Exchangeable Receivable will be deemed to have been paid in full and exchanged for such new Receivable on the date the new Receivable is sold to the Issuer (such date being an “Exchange Date”).
     Section 2.11. Treatment of Prepayments and Advances Made Pursuant to Cash Management Agreements. Prepayments made by a Dealer to the Seller under a Cash Management Agreement will be treated as Principal Collections and, in accordance with the Floorplan Financing Guidelines, the aggregate principal amount of Receivables in the related Account will decrease by the amount of such prepayment. Conversely, any advances to such Dealer made by the Seller under a Cash Management Agreement will be treated as a supplemental advance to such Dealer and, in accordance with the Floorplan Financing Guidelines, the aggregate principal amount of Receivables in the related Account will increase by the amount of such supplemental advance.
ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES
     Section 3.1. Acceptance of Appointment and Other Matters Relating to Servicer.
     (a) The Servicer will service, manage, administer and make collections on the Receivables, all in accordance with its servicing procedures for servicing dealer floorplan receivables comparable to the Receivables that the Servicer services for its own account or others and in accordance with the Floorplan Financing Guidelines. The Servicer has full power and authority, acting alone or through any party properly designated by it under this Agreement, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to do any of the following:
     (i) to make deposits into the Collection Account and to instruct the Indenture Trustee or the Owner Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account as set forth in this Agreement, the Indenture or any Indenture Supplement and, in connection with the foregoing, perform all calculations (including any allocations of funds and other amounts) required to be performed by the Servicer as provided in this Agreement, the Indenture or any Indenture Supplement;
     (ii) to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables, after the delinquency of any Receivable and to the extent permitted under and in compliance with Applicable Law, to commence enforcement proceedings with respect to such Receivables;
     (iii) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement; and
     (iv) to delegate certain of its servicing, collection, enforcement and administrative duties under this Agreement with respect to the Accounts and the Receivables to any Person; provided, however, that no delegation will relieve the Servicer of its liability and responsibility with respect to such delegated duties.
     The Indenture Trustee and the Owner Trustee will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its duties under this Agreement.
     (b) If the Depositor is unable for any reason to sell Receivables to the Issuer in accordance with the provisions of this Agreement, then the Servicer agrees (i) to give prompt notice of such inability to the Indenture Trustee, the Owner Trustee and each Rating Agency and (ii) after the occurrence of such event, to allocate Collections received in respect of each related Account in accordance with Section 2.5(b).
     (c) The Servicer will not, and any Successor Servicer will not, be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables different from the procedures, offices, employees and accounts used by it in connection with servicing other floorplan receivables.
     (d) The Servicer will comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the related Floorplan Financing Agreements and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Issuer or the Noteholders. Subject to compliance with Applicable Law, the Servicer may change the terms and provisions of any of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge offs and the rate of interest charged on the Receivables), only if:
     (i) as a result of such change, in the reasonable judgment of the Servicer, no Adverse Effect will occur;
     (ii) such change is made applicable to all dealer floorplan accounts owned or serviced by the Servicer; and
     (iii) in the case of a reduction in the rate of interest charged on the Receivables, the Servicer does not reasonably expect that the reduction will result in the Average Reference Rate for any Collection Period being less than the sum of (A) the weighted average of the Note Interest Rates plus (B) the applicable rate used to calculate the Servicing Fee and the Back-up Servicing Fee, whether or not they are then payable, for the related Interest Period (each such term as defined in the related Indenture Supplement).
     For purposes of clause (iii) above, so long as the Reference Rate is based on the prime rate of one or more banks (which bank or banks may change from time to time), decreases in the Reference Rate will not be deemed to be a reduction in the rate of interest charged on the Receivables; provided that a decrease in the margin used to determine the interest charged on the Receivables would be deemed to be a reduction.
     (e) On behalf of the Issuer (to the extent of the Issuer’s interest in the following), the Servicer agrees that it holds in trust any document in its possession or control evidencing or securing a Receivable and necessary for its servicing pursuant to this Agreement, including the documents provided to the Servicer pursuant to Section 2.5(h) and all other documents created by the Servicer in connection with its servicing pursuant to this Agreement, in each case, which documents may be in physical or electronic format. The Servicer acknowledges that it holds any documents relating to the Receivables in its possession or control as agent and bailee and custodian for the use and benefit of the Indenture Trustee and the Issuer.
     Section 3.2. Servicing Compensation.
     (a) The Servicer is entitled to receive the Servicing Fee on each Payment Date as compensation for its servicing activities under this Agreement and reimbursement for its expenses as set forth in Section 3.2(b). The Servicing Fee is payable to the Servicer solely to the extent amounts are available for payment in accordance with the Indenture Supplements.
     (b) The Servicer will pay all expenses incurred by it in connection with its servicing activities under this Agreement, including (i) taxes imposed on the Servicer and (ii) expenses incurred in connection with making distributions and providing reports to the Noteholders and others; provided, however, that notwithstanding the foregoing, no Successor Servicer will be obligated to pay the fees and disbursements of the Owner Trustee, the Indenture Trustee or the Administrator.
     Section 3.3. Representations, Warranties and Covenants of Servicer.
     (a) Representations and Warranties. Ford Credit, as Servicer, makes, and any Successor Servicer by its appointment under this Agreement will make, on each Closing Date (and on the date of any such appointment) the following representations and warranties to the Issuer:
     (i) Organization and Qualification. The Servicer is duly organized and validly existing as a limited liability company or other legal entity in good standing under the laws of its jurisdiction of organization. The Servicer is qualified as a foreign limited liability company or other legal entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
     (ii) Power, Authorization and Enforceability. The Servicer has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party and to own its properties and conduct its floorplan receivable servicing business as such properties are currently owned and as such business is currently conducted. The Servicer has authorized the execution, delivery and performance of the terms of each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Servicer is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
     (iii) No Conflicts and No Violation. The consummation of the transactions contemplated by the Transaction Documents to which the Servicer is a party and the fulfillment of the terms of the Transaction Documents to which the Servicer is a party will not (A) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Servicer is a debtor or guarantor, (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Servicer pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the Receivables Purchase Agreements), (C) violate the Organizational Documents of the Servicer, or (D) violate any law or, to the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties, in each case, which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under the Transaction Documents to which it is a party.
     (iv) No Proceedings. To the Servicer’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of any of the Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents or the Notes, or (D) relating to the Servicer that would reasonably be expected to (1) affect the treatment of the Notes as indebtedness for U.S. federal income purposes, (2) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes, or (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than such proceedings that, to the Servicer’s knowledge, would not reasonably be expected to have a material adverse effect upon the Servicer and its subsidiaries considered as a whole or materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, any of the Transaction Documents or the Notes, or materially and adversely affect the tax treatment of the Issuer or the Notes.
     (b) Covenants. Ford Credit, as Servicer, covenants, and any Successor Servicer by its appointment under this Agreement, will covenant on the date of such appointment, to the Issuer that:
     (i) Compliance with Law. The Servicer will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Applicable Law in order to service properly the Receivables and the Accounts and will comply in all material respects with Applicable Law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a material adverse effect on the interests of the Noteholders or the holders of the Depositor Interest.
     (ii) No Rescission or Cancellation. The Servicer will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.
     (iii) Protection of Beneficiaries’ Rights. The Servicer will take no action, nor omit to take any action, that would impair the rights of the Noteholders or the holders of the Depositor Interest in the Receivables nor will it reschedule, revise or defer payments due on any Receivable except in accordance with the Floorplan Financing Guidelines and Section 3.1(d).
     (iv) Negative Pledge. Except for the conveyances provided or permitted in this Agreement or the other Transaction Documents, the Servicer will not sell, pledge,

assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Receivable sold and assigned to the Issuer under this Agreement or any interest in any such Receivable, and it will defend the rights, title and interest of the Issuer in, to and under any such Receivable against all claims of third parties claiming through or under the Depositor or the Servicer.
     (v) Compliance with Indenture, etc. The Servicer will observe and perform all obligations, duties, covenants and agreements contained in the Indenture or any Indenture Supplement and expressed in such documents to be observed or performed by the Servicer as if the Servicer were a party to the Indenture or such Indenture Supplement, as applicable, including those in Article VIII of the Indenture.
     (c) Purchase upon Breach. The representations, warranties and covenants in Sections 3.3(a) and (b) survive the sale and assignment of the Sold Receivables and Related Security to the Issuer. Upon discovery by the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of these representations, warranties or covenants, the party discovering such breach will give prompt notice to the other parties. If any breach by the Servicer of a representation, warranty or covenant in Section 3.3(a) or (b) has a material adverse effect on a Sold Receivable, then the Servicer will purchase such Sold Receivable on or before the first day of the first Collection Period that begins more than 60 days after the earlier to occur of the discovery of any such breach or failure to perform by the Servicer, or receipt by the Servicer of notice of such breach or failure to perform from the Owner Trustee, the Indenture Trustee or the Depositor unless, by the first day of such Collection Period the representations and warranties in Section 3.3(a) are then true and correct in all material respects, or the applicable covenant in Section 3.3(b) has been performed, as the case may be, and any material adverse effect on such Sold Receivable caused by the breach or failure to perform has been cured. Notice of the purchase of a Sold Receivable pursuant to this Section 3.3(c) will be contained in the Monthly Investor Report for the Collection Period in which such purchase occurs.
     (d) Consideration for Purchase. In consideration for a purchase of a Sold Receivable pursuant to Section 3.3(c), the Servicer will deposit the Purchase Price of such Sold Receivable into the Collection Account on or before the Determination Date occurring in the Collection Period in which such purchase occurs. Any such amount will be considered Collections and will be applied in accordance with this Agreement. Upon the Servicer’s payment of the Purchase Price for such Sold Receivable, the Issuer will without further action be deemed to sell and assign to the Servicer, with effect as of the date of such purchase and without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under such Sold Receivable and the Related Security. In connection with any such purchase, the Owner Trustee will, at the Servicer’s expense, execute such documents and take such other actions as are reasonably requested by the Servicer to effect the conveyance of such Sold Receivable pursuant to this Section 3.3(d). If Ford Credit is the Servicer, the obligation of the Servicer to purchase any such Sold Receivable and to deposit the Purchase Price of such Sold Receivable into the Collection Account, constitutes the sole remedy for a breach or failure to perform specified in Section 3.3(c) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Secured Parties).

     (e) Successor Servicer Not Required to Purchase. Notwithstanding anything in Sections 3.3(c) and (d), no Successor Servicer will be obligated to purchase Receivables pursuant to this Section 3.3.
     Section 3.4. Preparation of Monthly Investor Reports. No later than the Determination Date relating to each Payment Date, with respect to each Series, the Servicer will deliver to the Rating Agencies, the Owner Trustee and the Indenture Trustee a Monthly Investor Report for such Payment Date substantially in the form set forth in the related Indenture Supplement. A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects.
     Section 3.5. Annual Statements as to Compliance.
     (a) To the extent required by Regulation AB, the Servicer will deliver to the Owner Trustee, the Indenture Trustee, each Depositor and each Rating Agency within 90 days after the end of each calendar year, an Officer’s Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Person of the Servicer to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or, in the case of the first certificate, since the Closing Date) and of its performance under this Agreement has been made under such Responsible Person’s supervision and (ii) to such Responsible Person’s knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Person and the nature and status of such failure. If the Issuer is not required to file periodic reports under the Exchange Act or otherwise required by law to file an Officer’s Certificate of the Servicer as to compliance, such Officer’s Certificate may be delivered on or before April 30 of each calendar year. A copy of such certificate may be obtained by any Noteholder by a request to the Indenture Trustee addressed to the Corporate Trust Office.
     (b) If directed by the Administrator, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002.
     Section 3.6. Report on Assessment of Compliance with Servicing Criteria and Attestation.
     (a) The Servicer will:
     (i) deliver to each Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and
     (ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to each Depositor, the Owner Trustee and the Indenture Trustee an attestation report that satisfies the requirements of the Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with servicing criteria with respect to the prior calendar year. Such attestation report will be addressed to the board of directors of the Servicer and to the Issuer, the Owner Trustee, each Depositor and the Indenture Trustee. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The firm may render other services to the Servicer, each Depositor or Ford Credit, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.
     (b) The reports referred to in this Section 3.6 will be delivered within 90 days after the end of each calendar year unless the Issuer is not required to file periodic reports under the Exchange Act or any other law, in which case the reports may be delivered on or before April 30 of each calendar year. A copy of the reports referred to in this Section 3.6 may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.
     Section 3.7. Notices to Ford Credit. If Ford Credit is no longer acting as Servicer, any Successor Servicer will deliver or make available to Ford Credit, as the case may be, each certificate and report required to be prepared, forwarded or delivered after such appointment pursuant to Sections 3.4, 3.5 and 3.6.
     Section 3.8. Adjustments.
     (a) If the Servicer reduces the principal amount of any Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, then the Depositor Amount will be reduced by a corresponding amount and the Depositor will deposit the related Adjustment Payment, if any, into the Excess Funding Account on the Business Day on which such reduction occurs.
     (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection and such Collection is not honored for any reason or (ii) the Servicer deposits into the Collection Account an amount that is less than or more than the actual amount of any Collection, the Servicer will appropriately adjust the amount deposited or on deposit in the Collection Account.
     Section 3.9. Reports to Securities and Exchange Commission. The Servicer will, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the Exchange Act, or the rules and regulations of the Securities and Exchange Commission under the Exchange Act. The Depositor will, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

ARTICLE IV
OTHER MATTERS RELATING TO DEPOSITOR
     Section 4.1. Liability of Depositor.
     (a) The Depositor will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.
     (b) The Depositor will not be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Servicer or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement or for errors in judgment. All such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Depositor and the issuance of the Notes. Notwithstanding the foregoing, this Section 4.1 will not protect the Depositor against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under this Agreement.
     (c) The Depositor and any officer, director, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party in respect of any matters arising out of this Agreement.
     (d) The Depositor will be under no obligation to appear in, prosecute or defend any legal action that is unrelated to its obligations under this Agreement and that, in its opinion, may cause it to incur any expense or liability.
     Section 4.2. Merger or Consolidation of, or Assumption of, Obligations of Depositor. Any Person (a) into which the Depositor is merged or consolidated, (b) resulting from any merger or consolidation to which the Depositor is a party or (c) succeeding to the business of the Depositor, if more than 50% of the voting stock or voting power and 50% or more of the economic equity of such Person is owned, directly or indirectly, by Ford, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act except those actions required under this Section 4.2. Within 15 Business Days after any such merger, consolidation or succession such Person will (i) execute an agreement of assumption to perform every obligation of the Depositor under this Agreement, (ii) deliver to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, consolidation or succession and such agreement of assumption comply with this Section 4.2, (iii) deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to the effect that either (A) upon the later of the attachment of the security interest and the filing of the necessary financing statements, the security interest in favor of the Issuer in the Sold Assets and the Indenture Trustee in the Collateral will be perfected, or (B) no such action is necessary to preserve and protect such security interest, and (iv) provide notice of such merger, consolidation or succession to the Rating Agencies for each Series.
     Section 4.3. Depositor Indemnification of Issuer and Trustees.
     (a) The Depositor will indemnify and hold harmless each of the Issuer, the Owner Trustee, the Indenture Trustee and their respective directors, officers, employees and agents (each, an “Indemnified Person”) from and against any and all loss, liability, claim, expense, damage or injury arising out of (i) the Depositor’s willful misconduct, bad faith or negligence in the performance of its duties under this Agreement, (ii) the acceptance or performance of the trusts and duties contained in this Agreement and in the other Transaction Documents to which the Owner Trustee or the Indenture Trustee, as applicable, is a party; provided, however, that the Depositor will not indemnify any Indemnified Person for:
     (i) any such loss, liability, claim, expense, damage or injury arising out of the willful misconduct, bad faith or negligence of the Owner Trustee or the Indenture Trustee, as applicable;
     (ii) any liability, cost or expense of the Issuer with respect to any action taken by the Owner Trustee or the Indenture Trustee, as applicable, at the request of any such Noteholders to the extent that the Owner Trustee or the Indenture Trustee, as applicable, is fully indemnified by such Noteholders with respect to such action; or
     (iii) any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder in connection with this Agreement or with the Indenture to any taxing authority.
     (b) Subject to Section 4.1, any indemnification pursuant to this Section 4.3 will only be payable from (i) the Depositor Interest, to the extent of the excess of the Depositor Amount for any date of determination over the Required Depositor Amount as of such date and (ii) any other assets of the Depositor not pledged to third parties or otherwise encumbered in a manner permitted by the Depositor’s Organizational Documents and will only be made after payment in full of any amounts that the Depositor is obligated to deposit into the Collection Account or the Excess Funding Account pursuant to this Agreement. The Depositor’s obligations under this Section 4.3 survive the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.
ARTICLE V
OTHER MATTERS RELATING TO SERVICER
     Section 5.1. Liability of Servicer.
     (a) The Servicer will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Servicer. Notwithstanding the foregoing, this Section 5.1 will not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under this Agreement.
     (b) The Servicer and any subservicer and any officer, director, employee or agent of the Servicer or any subservicer may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party in respect of any matters arising out of this Agreement.

     (c) The Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that, in its opinion, may cause it to incur any expense or liability.
     Section 5.2. Merger or Consolidation of, or Assumption of, Obligations of Servicer. Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer is a party, (c) succeeding to the business of the Servicer or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act except those actions required under this Section 5.2. Within 15 Business Days after any such merger, consolidation or succession such Person will (i) execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, (ii) deliver to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, consolidation or succession and such agreement of assumption comply with this Section 5.2, (iii) deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to the effect that either (A) upon the later of the attachment of the security interest and the filing of the necessary financing statements, the security interest in favor of the Issuer in the Sold Assets and the Indenture Trustee in the Collateral will be perfected, or (B) no such action is necessary to preserve and protect such security interest, and (iv) provide notice of such merger, consolidation or succession to the Rating Agencies for each Series.
     Section 5.3. Servicer Indemnification of Issuer and Trustees.
     (a) The Servicer will indemnify and hold harmless each Indemnified Person from and against any and all loss, liability, claim, expense, damage or injury arising out of the Servicer’s willful misconduct, bad faith or negligence in the performance of its duties under this Agreement; provided, however, that the Servicer will not indemnify any Indemnified Person for:
     (i) any such loss, liability, claim, expense, damage or injury arising out of the willful misconduct, bad faith or negligence of the Owner Trustee or the Indenture Trustee, as applicable;
     (ii) any liability, cost or expense of the Issuer with respect to any action taken by the Owner Trustee or the Indenture Trustee, as applicable, at the request of any such Noteholders to the extent that the Owner Trustee or the Indenture Trustee, as applicable, is fully indemnified by such Noteholders with respect to such action; or
     (iii) with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder in connection with this Agreement or with the Indenture to any taxing authority.
     (b) The Servicer’s obligations under this Section 5.3 will survive the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

     Section 5.4. Resignation of Servicer. Ford Credit may not resign as Servicer, except:
     (a) upon determination that (i) the performance of its duties under this Agreement is no longer permissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties under this Agreement permissible under Applicable Law; or
     (b) upon the appointment of a Successor Servicer pursuant to Section 6.2.
     Any determination permitting the resignation of the Servicer under Section 5.4(a)(i) must be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation under Section 5.4(a) will become effective until a Successor Servicer has been appointed under Section 6.2.
     Section 5.5. Access to Certain Documentation and Information Regarding Sold Receivables. The Servicer will provide to the Owner Trustee and the Indenture Trustee access to the documentation regarding the Accounts and the related Sold Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation. The Servicer will provide such access without charge, but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 5.5 limits or modifies the obligation of the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer to observe any Applicable Law or confidentiality agreement prohibiting disclosure of information (including personal information regarding the Dealers or any other Person) and the failure of the Servicer to provide access as provided in this Section 5.5 as a result of such prohibition will not constitute a breach of this Agreement.
     Section 5.6. Marking of Records. The Depositor and the Servicer will each indicate in its computer files or other records that the Sold Receivables originated in the Accounts have been sold to the Issuer pursuant to this Agreement.
ARTICLE VI
SERVICER TERMINATION EVENTS
     Section 6.1. Servicer Termination Events.
     (a) If any of the following events (each, a “Servicer Termination Event”) occurs and is continuing with respect to the Servicer:
     (i) any failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction is required to be made or given, as the case may be, under this Agreement, the Indenture or any Indenture Supplement;
     (ii) any failure on the part of the Servicer to duly observe or perform in any material respect any other of its covenants or agreements set forth in this Agreement that has an Adverse Effect and continues unremedied for 60 days after the date on which notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of not less than 10% of the Note Balance of the Outstanding Notes (or, with respect to any such failure that does not relate to all Series, 10% of the Note Balance of the Outstanding Notes of all Series to which such failure relates);
     (iii) the Servicer delegates or assigns its duties under this Agreement, except as permitted by Sections 3.1(a), 5.2 and 6.2;
     (iv) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement proves to have been incorrect when made and such error has an Adverse Effect and such Adverse Effect continues for 60 days after the date on which notice of such Adverse Effect, requiring the same to be remedied, has been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of not less than 10% of the Note Balance of the Outstanding Notes (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the Note Balance of the Outstanding Notes of all Series to which such representation, warranty or certification relates); or
     (v) an Insolvency Event occurs with respect to the Servicer;
then the Indenture Trustee or Noteholders of a majority of the Note Balance of the Outstanding Notes, by notice to the Servicer, the Back-up Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate the Servicer as Servicer under this Agreement.
     (b) If within 60 days after delivery of a Termination Notice or a resignation of the Servicer pursuant to Section 5.4, (i) the Back-up Servicer has not become the Successor Servicer, (ii) a Successor Servicer has not been appointed and the Indenture Trustee has not received any bids from Eligible Servicers to act as a Successor Servicer in accordance with Section 6.2(a) and (iii) in the case of a Termination Notice, the Indenture Trustee receives an Officer’s Certificate of the Servicer stating that the Servicer cannot cure the Servicer Termination Event which gave rise to the Termination Notice, the Depositor may repurchase the Sold Assets on the Payment Date in the next month for an amount equal to the sum of the Reassignment Amounts for each Series. If the Depositor is repurchasing the Sold Assets, it will notify the Indenture Trustee prior to the Record Date for such Payment Date and deposit the Reassignment Amounts into the Collection Account no later than 1:00 p.m., New York City time, on such Payment Date. The purchase price will be allocated and paid to the Noteholders of each Series on such Payment Date in accordance with the Indenture and each Indenture Supplement in payment of their Notes. Upon the repurchase of the Sold Assets, the Issuer will without further action be deemed to sell and assign to the Depositor, without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under the Sold Assets. The Owner Trustee will, at the Depositor ‘s expense, execute such documents and take such other actions as are reasonably requested by the Depositor to effect the conveyance of the Sold Assets pursuant to this Section 6.1(b).

     (c) Notwithstanding Section 6.1(a), a delay in or failure of performance referred to in Section 6.1(a)(i) for ten Business Days after the applicable grace period or under Sections 6.1(a)(ii) or (iv) for 60 Business Days after the applicable grace period, will not constitute a Servicer Termination Event if (i) such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an act of God or a public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes outside the reasonable control of the Servicer, (ii) the Servicer is using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with this Agreement and (iii) the Servicer promptly delivers an Officer’s Certificate describing such failure or delay and its efforts to perform its obligations to the Indenture Trustee, the Owner Trustee, the Depositor and the Back-up Servicer.
     Section 6.2. Appointment of Successor Servicer.
     (a) If the Servicer is terminated pursuant to Section 6.1(a), the Servicer will continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or until a date mutually agreed upon by the Servicer and the Indenture Trustee; provided, however, that the termination of the Servicer will not be effective until a Successor Servicer has been appointed and accepted its appointment. The Indenture Trustee will notify the Back-up Servicer of the date of termination of the Servicer and, upon the termination of the Servicer in accordance with the preceding sentence or a resignation of the Servicer pursuant to Section 5.4, the Back-up Servicer will become the successor servicer (the “Successor Servicer”) under this Agreement without further action. In connection with its assumption of the duties as Successor Servicer, the Back-up Servicer will be reimbursed for its reasonable out-of-pocket costs relating to the transition of the servicing of the Receivables from the Servicer to the Back-up Servicer (“Transition Costs”). Up to $200,000 of such Transition Costs (in the aggregate for this Agreement and any other Sale and Servicing Agreement) will be paid by the Indenture Trustee, with the consent of the Servicer (such consent not to be unreasonably withheld), from amounts in the Back-up Servicer Reserve Account within 30 days of the delivery to the Indenture Trustee and the Servicer of a detailed billing statement setting out such Transition Costs. Any Transition Costs in excess of such amount will be paid to the Back-up Servicer pursuant to Section 4.2(a) of the Indenture Supplements. In no event will the Indenture Trustee be personally responsible for the payment of any Transition Costs. If no Back-up Servicing Agreement is in effect at the time of the giving of a Termination Notice or a resignation of the Servicer pursuant to Section 5.4, the Indenture Trustee, acting at the direction of the Noteholders of a majority of the Note Balance of the Outstanding Notes, will as promptly as practicable appoint an Eligible Servicer as Successor Servicer, and such Successor Servicer will accept its appointment by executing an assumption agreement in a form acceptable to the Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment by the date of termination or resignation of the Servicer, the Indenture Trustee without further action will be appointed the Successor Servicer. The Indenture Trustee, as Servicer, may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.1(a). At any time following the appointment of the Indenture Trustee as Successor Servicer, the Indenture Trustee may appoint an Eligible Servicer to replace it as Successor Servicer (and not as its agent) and upon the appointment of, and acceptance by, such Eligible Servicer, the Indenture Trustee will be relieved of all its duties as Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee will, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any Person that is an Eligible Servicer as the Successor Servicer under this Agreement. The Indenture Trustee will give prompt notice to the Issuer (who will notify each Rating Agency) of the appointment of a Successor Servicer. Notwithstanding anything in this Agreement to the contrary, in no event will the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid under this Agreement and the amount necessary to induce any Person to act as Successor Servicer under this Agreement and the transactions contemplated by this Agreement.
     (b) Upon its appointment, the Successor Servicer will be the successor in all respects to the predecessor Servicer under this Agreement and will, subject to Section 3.3(e), be subject to all the responsibilities, duties and liabilities placed on the Servicer by this Agreement, and all references in this Agreement to the Servicer will be deemed to refer to the Successor Servicer; provided, however, that the Successor Servicer will have no liability for any obligation which was required to be performed by the predecessor Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer.
     (c) Following the appointment of a Successor Servicer, the predecessor Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer to conduct the servicing duties required under this Agreement, including the transfer to such Successor Servicer of all authority of the predecessor Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections that are held by the predecessor Servicer for deposit on the date of transfer, or that have been deposited by the predecessor Servicer, into the Collection Account, or that subsequently are received with respect to the Receivables. The predecessor Servicer will promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and will promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer reasonably requests. In no event, however, will the Servicer be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any Successor Servicer or any other third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement. To the extent that compliance with this Section 6.2(c) requires the predecessor Servicer to disclose to the Successor Servicer information of any kind which the predecessor Servicer deems to be confidential, the Successor Servicer will enter into such customary licensing and confidentiality agreements as the predecessor Servicer deems reasonably necessary to protect its interests. If the predecessor Servicer fails to cooperate in effecting a transfer of servicing to a Successor Servicer, the Indenture Trustee is authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, all documents that the predecessor Servicer has failed to execute or deliver and to do and accomplish all other acts or things necessary or appropriate to effect the transfer of the servicing duties under this Agreement.
     (d) In connection with its appointment of a Successor Servicer (other than the Back-up Servicer), the Indenture Trustee will review any bids it obtains from Eligible Servicers and may appoint any Eligible Servicer submitting a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts for each Series and for each Payment Date equal to any Interest Collections allocable to the Noteholders of such Series which are payable to the Trust Paying Agent for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement after payment of all amounts owing to the Noteholders of such Series on such Payment Date or required to be deposited into the applicable Series Accounts on such Payment Date; provided, however, that the holders of the Depositor Interest will be responsible for payment of the Depositor’s portion of such aggregate Servicing Fees and all other amounts in excess of such aggregate Servicing Fees. Each holder of the Depositor Interest agrees that, if Ford Credit (or any Successor Servicer) is terminated as Servicer under this Agreement, the portion of the Interest Collections that the Depositor is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement will be reduced by an amount sufficient to pay the Depositor’s share of the compensation of the Successor Servicer.
     (e) All authority and power granted to the Successor Servicer under this Agreement will automatically cease and terminate upon termination of the Issuer on the Trust Termination Date, and will pass to and be vested in the Depositor and the Depositor is authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents, and to do and accomplish all other acts or things necessary or appropriate to effect such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Depositor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer will transfer its electronic records relating to the Receivables to Ford Credit or its designee in such electronic form as it may reasonably request and will transfer all other records, correspondence and documents to it in the manner and at such times as it may reasonably request. To the extent that compliance with this Section requires the Successor Servicer to disclose to Ford Credit information of any kind which the Successor Servicer deems to be confidential, Ford Credit will enter into such customary licensing and confidentiality agreements as the Successor Servicer may deem necessary to protect its interests.
     (f) Notwithstanding anything contained in this Agreement to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting records (including computer records) and other work product of the predecessor Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any obligation to audit or perform any other examination of the Predecessor Servicer Work Product, and the Successor Servicer will have no responsibility or liability for the acts and omissions of the predecessor Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product, and such Errors make it materially more difficult to service or cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continuing Errors”), the Successor Servicer will have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Successor Servicer agrees to use commercially reasonable efforts to prevent further Continuing Errors. If the Successor Servicer becomes aware of Errors or Continuing Errors, it will use commercially reasonable efforts to reconstruct and reconcile the Predecessor Servicer Work Product and to prevent future Continuing Errors. The Successor Servicer will be entitled to recover its out-of-pocket costs incurred in connection with such reconciliation pursuant to Section 4.2(a) of the Indenture Supplements.

     Section 6.3. Notice to Noteholders. The Servicer will notify the Owner Trustee, the Indenture Trustee, the Back-up Servicer and each Rating Agency within five Business Days after the Servicer obtains actual knowledge of any Servicer Termination Event, Event of Default or Amortization Event, and the Indenture Trustee will give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article VI, the Indenture Trustee will give prompt notice of such termination or appointment to the Noteholders.
ARTICLE VII
TERMINATION
     Section 7.1. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Servicer and the Depositor under this Agreement will terminate, except with respect to the duties described in Sections 4.3, 5.3 and 6.2(e), on the Trust Termination Date.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     Section 8.1. Amendment.
     (a) This Agreement may be amended by the Servicer, the Depositor and the Issuer, with prior notice by the Issuer to the Rating Agencies for each Series, but without the consent of any Noteholder:
     (i) in order to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add provisions which are not inconsistent with the other provisions of this Agreement, if the Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect; or
     (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders if: (A) the Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect, and (B) the Rating Agency Condition has been satisfied with respect to such amendment.
     (b) This Agreement may also be amended by the Servicer, the Depositor and the Owner Trustee, with prior notice by the Issuer to the Rating Agencies for each Series, and with the consent of Noteholders of a majority of the Note Balance of the Outstanding Notes of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment, without the consent of the Noteholder of each Outstanding Note adversely affected by such amendment, will:
     (i) reduce in any manner the amount of or delay the timing of any payments (changes in Amortization Events that decrease the likelihood of the occurrence of such events will not be considered delays in the timing of payments for purposes of this clause) to be made to Noteholders or deposits of amounts to be so paid;

     (ii) change the definition of or the manner of calculating the interest of any Noteholder in the Trust Property; or
     (iii) reduce the percentage of the Note Balance of Outstanding Notes required to consent to any such amendment.
     (c) Promptly after the execution of any amendment pursuant to Section 8.1(a), the Owner Trustee will notify the Indenture Trustee, who will notify each Noteholder, and the Servicer will notify the Back-up Servicer, of the substance of such amendment.
     (d) Notwithstanding anything in this Section 8.1 to the contrary, no amendment may be made to this Agreement that would adversely affect in any material respect the interests of the Indenture Trustee, the Owner Trustee or the Back-up Servicer without the consent of such Person.
     (e) If the consent of the Indenture Trustee, the Owner Trustee, the Back-up Servicer or any Noteholder to any proposed amendment is required, it is not necessary that they approve the particular form of such amendment, but only that they approve the substance of such amendment.
     (f) The Owner Trustee may, but is not obligated to, enter into any amendment which affects the Owner Trustee’s rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment under this Agreement, the Owner Trustee is entitled to receive the Opinion of Counsel described in Section 8.2(d)(i).
     Section 8.2. Protection of Right, Title and Interest to Trust Property.
     (a) The Servicer will cause this Agreement, all amendments to this Agreement and all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s and the Owner Trustee’s right, title, and interest in and to the Trust Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect the right, title and interest of the Noteholders and the Indenture Trustee and the Owner Trustee under this Agreement to all property comprising the Trust Property. The Servicer will deliver to the Indenture Trustee file stamped copies or other evidence of any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Depositor will cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 8.2(a).
     (b) Within 30 days after the Depositor or the Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 2.1(c) or 8.2(a) seriously misleading within the meaning of Section 9-506 of the UCC, the Depositor or the Servicer, as applicable, will give the Owner Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Sold Receivables.

     (c) The Depositor and the Servicer will give the Owner Trustee and the Indenture Trustee prompt notice of any relocation of any office from which it services Sold Receivables or keeps records concerning the Sold Receivables or of its jurisdiction of organization and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer’s security interest in the Sold Receivables. The Servicer will at all times maintain each office from which it services Receivables and its jurisdiction of organization within the United States of America.
     (d) The Servicer will deliver to the Owner Trustee and the Indenture Trustee (i) upon the execution and delivery of each amendment to this Agreement, an Opinion of Counsel to the effect specified in Exhibit B, and (ii) on each Addition Date, an Opinion of Counsel substantially in the form of Exhibit C.
     Section 8.3. Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement for a particular Series, the Depositor has entered into this Agreement, and the Notes will be issued, with the intention that, for United States federal, state and local income and franchise tax purposes, (i) the Notes of each Series that are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Collateral and (ii) the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation. The Depositor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable Note), agree to treat such Notes for United States federal, state and local income and franchise tax purposes as indebtedness of the Depositor. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 8.3. The parties to this Agreement agree that they will not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 2.11 of the Trust Agreement, will not file tax returns for the Issuer but will treat the Issuer as a security device for such purposes. The provisions of this Agreement are to be construed in furtherance of the foregoing intended tax treatment.
     Section 8.4. Notices.
     (a) All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:
     (i) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;
     (ii) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

     (iii) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and
     (iv) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to such recipient stating that such electronic posting has occurred.
     Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B or at such other address as any party may designate by notice to the other parties.
     (b) Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered pursuant to the applicable procedures of the Clearing Agency. Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives such notice.
     Section 8.5. Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement. The Owner Trustee and the Indenture Trustee for the benefit of the Secured Parties will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Depositor and the Servicer. Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.
     Section 8.6. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 8.7. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 8.8. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
     Section 8.9. Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

     Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     Section 8.11. Headings. The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.
     Section 8.12. No Waiver; Cumulative Remedies. No failure or delay of the Owner Trustee, the Indenture Trustee or the Noteholders in exercising any power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of any power, right or remedy precludes any other or further exercise of such power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies provided in this Agreement are in addition to any powers, rights and remedies provided by law.
     Section 8.13. Agent for Service of Process.
     (a) The agent for service of the Depositor in respect of this Agreement will be the person holding the office of Corporate Secretary of the Depositor, at the following address:
Ford Credit Floorplan LLC
c/o Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 322-1200
Fax: (313) 337-1160
     (b) The agent for service of the Servicer in respect of this Agreement will be the person holding the office of Corporate Secretary of the Servicer, at the following address:
Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 322-1200
Fax: (313) 337-1160
     Section 8.14. No Petition. Each of the Servicer, Ford Credit (if it is no longer the Servicer), the Back-up Servicer and the Owner Trustee, by entering into this Agreement, each Noteholder, by accepting a Note, each holder of an interest in the Depositor Interest, by accepting such interest, and the Indenture Trustee, by accepting the benefits of this Agreement, covenants and agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the

Notes or any of the Transaction Documents. This Section 8.14 will survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture and the termination of this Agreement.
     Section 8.15. Further Assurances. The Depositor and the Servicer agree to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee in order to effect more fully the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Sold Receivables for filing under the UCC.
     Section 8.16. Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Owner Trustee and the Servicer agree to cooperate to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.
     Section 8.17. Action by Owner Trustee or Indenture Trustee. Upon any application or request by the Depositor or the Servicer to the Owner Trustee or the Indenture Trustee to take any action under this Agreement, the Depositor or the Servicer, as the case may be, will furnish to the Owner Trustee or the Indenture Trustee, as the case may be, an Officer’s Certificate stating that all conditions precedent, if any, in this Agreement relating to the proposed action have been complied with. The Owner Trustee or the Indenture Trustee, as the case may be, is entitled to conclusively rely on such Officer’s Certificate as authority for any action undertaken in connection with such certificate of opinion.
     Section 8.18. Limitation of Liability of Owner Trustee. Notwithstanding anything in this Agreement to the contrary, this Agreement has been signed on behalf of the Issuer by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event will U.S. Bank Trust National Association in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement, as to all of which recourse may be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN LLC, as Depositor
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer
By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Julia Linian
	Name:	Julia Linian
	Title:	Assistant Vice President

FORD MOTOR CREDIT COMPANY LLC, as Servicer
By:	/s/ Scott D. Krohn
	Name:	Scott D. Krohn
	Title:	Assistant Treasurer

Acknowledged and Agreed with respect to the provisions of Section 6.2
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Back-up Servicer

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

[Signature Page to MOTA-FCF LLC Sale and Servicing Agreement]

Schedule A
ACCOUNT SCHEDULE
[On file with the Servicer and the Indenture Trustee]
SA-1

Schedule B
NOTICE ADDRESSES
1.	If to Ford Credit, in its individual capacity or as Servicer, Administrator or Seller under the Receivables Purchase Agreements:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 594-3495
Fax: (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC One American Road Suite 2411, Office 212-016 Dearborn, Michigan 48126 Attention: Corporate Secretary Telephone: (313) 323-1200 Fax: (313) 337-1160

2.	If to FCF LLC, in its individual capacity or as Depositor:

Ford Credit Floorplan LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Fax: (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC One American Road Suite 2411, Office 212-016 Dearborn, Michigan 48126 Attention: Corporate Secretary Telephone: (313) 323-1200 Fax: (313) 337-1160

3.	If to FCF Corp, in its individual capacity or as Depositor:

Ford Credit Floorplan Corp
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Fax: (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC One American Road Suite 2411, Office 212-016 Dearborn, Michigan 48126 Attention: Corporate Secretary Telephone: (313) 323-1200 Fax: (313) 337-1160

4.	If to the Issuer:

c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee

With copies to:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Fax: (313) 390-4133

and

Ford Motor Credit Company LLC One American Road Suite 2411, Office 212-016 Dearborn, Michigan 48126 Attention: Corporate Secretary Telephone: (313) 323-1200 Fax: (313) 337-1160

5.	If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee

6.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee

7.	If to the Back-up Servicer:

Wells Fargo Bank, National Association Sixth Street and Marquette Avenues MAC N9311-161 Minneapolis, Minnesota 55479 Attention: Corporate Trust Office

8.	If to DBRS:

DBRS, Inc. 140 Broadway, 35th Floor New York, New York 10005 Attention: ABS Surveillance Telephone: (212) 806-3276 Fax: (212) 806-3201 Email: ABS_Surveillance@dbrs.com

9.	If to Fitch:

Fitch, Inc. 1 State Street Plaza New York, New York 10004 Attention: Asset Backed Surveillance Telephone: (212) 908-0500 Fax: (212) 514-9879

10.	If to Moody’s:

Moody’s Investors Service, Inc. 7 World Trade Center 250 Greenwich Street New York, New York 10007 Attention: Asset Finance Group — 24th floor Telephone: (212) 553-0300 Fax: (212) 298-6834

11.	If to S&P:

Standard & Poor’s Ratings Services,
a Standard & Poor’s Financial Services LLC business,
55 Water Street, 40th Floor
New York, New York 10041
Attention: Asset Backed Surveillance Department
Telephone: (212) 438-1000
Fax: (212) 438-2649

Appendix A
USAGE AND DEFINITIONS
FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
Usage
     The following rules of construction and usage apply to this Appendix, any agreement that incorporates this Appendix and any document made or delivered pursuant to any such agreement:
     (a) The term “documents” includes any and all documents, agreements, instruments, certificates, notices, reports, statements or other writings however evidenced, whether in electronic or physical form.
     (b) Accounting terms not defined or not completely defined in this Appendix will be construed in conformity with U.S. generally accepted accounting principles as in effect on the date of the document that incorporates this Appendix.
     (c) References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which such reference appears.
     (d) Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means such document as from time to time amended, modified, supplemented or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in such document.
     (e) Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means such statute as from time to time amended, modified, supplemented or replaced, including by succession of comparable successor statutes, and includes any rules and regulations promulgated under such statute and any judicial and administrative interpretations of such statute.
     (f) Calculation of any amount on, for or as of any date will be determined at or as of the close of business on such day after the application of any monies, payments and other transactions to be applied on such day.
     (g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”
     (h) All terms defined in this Appendix apply to the singular and plural forms of such terms and the term “including” means “including without limitation.”

     (i) References to a Person are also to its permitted successors and assigns.
Definitions
     “Account” means each Initial Account and, from the related Addition Date, each Additional Account and excluding, from the related Redesignation Date, each Redesignated Account.
     “Account Schedule” means the Initial Account Schedule, as the same may be from time to time supplemented by the Additional Account Schedules, amended by the Redesignated Account Schedules, or otherwise modified.
     “Accumulation Period” means, for any Series or Class, a period following the related Revolving Period during which Principal Collections are accumulated in a Series Account for the benefit of the Noteholders of such Series or Class and which will be a controlled accumulation period or other accumulation period, in each case, as defined with respect to such Series or Class in the related Indenture Supplement.
     “Act of Noteholders” has the meaning specified in Section 11.3(a) of the Indenture.
     “Addition Date” means the date on which Additional Accounts will be designated by the Seller pursuant to the related Receivables Purchase Agreement and designated by the related Depositor pursuant to the related Sale and Servicing Agreement, in each case, as specified in the related Addition Notice.
     “Addition Notice” means, for any Additional Accounts, (a) a notice provided by the Seller (or the Servicer on its behalf) to the related Depositor pursuant to the related Receivables Purchase Agreement and (b) a notice provided by the related Depositor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and the Rating Agencies pursuant to the related Sale and Servicing Agreement, in each case, specifying the Additional Cutoff Date, the Addition Date and the Eligible Receivable Origination Cutoff Date for such Additional Accounts.
     “Additional Account” means each floorplan financing account established with a Dealer pursuant to a Sales and Service Agreement or a Floorplan Financing Agreement that is designated by the Seller pursuant to Section 2.6(a) of the related Receivables Purchase Agreement, designated by the related Depositor pursuant to Section 2.6(a) of the related Sale and Servicing Agreement and identified in the applicable Additional Account Schedule (it being understood, that any Dealer may have more than one floorplan financing account, depending on how many dealership locations and credit lines the Dealer has, and that all or only a portion of a Dealer’s floorplan financing accounts may be designated to the Issuer).
     “Additional Account Schedule” means, for each Additional Cutoff Date, a computer file or list specifying by Dealer account number the related Additional Accounts and the principal amount of the Receivables originated in such Additional Accounts as of such Additional Cutoff Date.

     “Additional Cutoff Date” means, for Additional Accounts, the day specified in the related Addition Notice.
     “Adjusted Invested Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Adjusted Pool Balance” means, for any date, the sum of (a) the Pool Balance on such date, plus (b) the Excess Funding Amount on such date.
     “Adjustment Fees” means the amounts payable by Ford to Ford Credit in connection with Ford’s assignment to Ford Credit under the Sale and Assignment Agreement of Ford’s right to receive amounts payable by a Dealer from time to time in respect of such Dealer’s purchase of New Vehicles manufactured or distributed by Ford pursuant to the related Sales and Service Agreement.
     “Adjustment Payment” means, for any reduction in the principal amount of a Receivable pursuant to Section 3.8(a) of the related Sale and Servicing Agreement, an amount equal to the lesser of (a) the amount, if any, by which the Depositor Amount, as reduced by the amount of such reduction, would be less than the Required Depositor Amount on the preceding Calculation Date (if such Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following such Determination Date), or (b) the amount of such reduction.
     “Administration Agreement” means the Second Amended and Restated Administration Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among the Issuer, the Administrator and the Indenture Trustee.
     “Administrator” means Ford Credit, or any successor Administrator under the Administration Agreement.
     “Adverse Effect” means, for any action, an action that would (a) result in the occurrence of an Amortization Event or an Event of Default or (b) materially and adversely affect the amount or timing of payments to be made to the Noteholders of any Series or Class pursuant to the Sale and Servicing Agreements, the Indenture or the related Indenture Supplement.
     “Affiliate” means, for any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Amortization Event” means, for any Series, a Trust Amortization Event or a Series Amortization Event.
     “Amortization Period” means, for any Series or Class, a period following the related Revolving Period or Accumulation Period, as applicable, during which Principal Collections are paid to the Noteholders of such Series or Class and which will be the Early Amortization Period, a controlled amortization period, a partial amortization period or other amortization period, in each case, as defined with respect to such Series or Class in the related Indenture Supplement.
     “Applicable Law” means, for any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local, in each case, applicable to or binding upon such Person or to which such Person is subject.
     “Applicable Servicing Criteria” has the meaning specified in Section 6.6(d) of the Indenture.
     “Applicable Tax State” means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Michigan.
     “Assignment” means, (a) for any Receivables Purchase Agreement, an assignment (including an acceptance by the related Depositor) in substantially the form of Exhibit A to such Receivables Purchase Agreement and (b) for any Sale and Servicing Agreement, an assignment (including an acceptance by the Issuer) in substantially the form of Exhibit A to such Sale and Servicing Agreement.
     “Authenticating Agent” has the meaning specified in Section 2.13 of the Indenture.
     “Available Depositor Collections” means, for any Deposit Date or Collection Period, the sum of the Available Depositor Interest Collections and the Available Depositor Principal Collections for such Deposit Date or Collection Period.
     “Available Depositor Interest Collections” means, for any Deposit Date or Collection Period, an amount equal to (a) the Depositor Interest Collections, minus (b) the Excess Depositor Interest Collections, each for such Deposit Date or Collection Period.
     “Available Depositor Principal Collections” means, for any Deposit Date or Collection Period, an amount equal to (a) the Depositor Principal Collections, minus (b) the Excess Depositor Principal Collections, each for such Deposit Date or Collection Period.
     “Available Subordinated Amount” has, for each Series, the meaning specified in the related Indenture Supplement.
     “Average Reference Rate” means, for any Collection Period, a rate per annum equal to the weighted average (weighted by the principal amount of the related Receivables) of the Reference Rates in effect under the Floorplan Financing Agreements for the Accounts during such Collection Period.
     “Back-up Servicer” means, for any date, the Person named as “Back-up Servicer” in the Back-up Servicing Agreement that is in effect on such date, if any. As of the date of this Agreement, the “Back-up Servicer” means Wells Fargo Bank, National Association, a national banking association. If no Back-up Servicing Agreement is in effect on any date, all references to the Back-up Servicer in the Transaction Documents will be deemed to be deleted and to have no further effect.

     “Back-up Servicer Reserve Account” has the meaning specified in Section 8.3(c)(i) of the Indenture.
     “Back-up Servicing Agreement” means, for any date, the back-up servicing agreement among the Depositors, the Issuer, the Servicer and the Back-up Servicer that is in effect on such date, if any. As of December 1, 2010, the “Back-up Servicing Agreement” means the Amended and Restated Back-up Servicing Agreement, dated as of October 1, 2009, as amended and restated as of December 1, 2010, among FCF Corp and FCF LLC, as Depositors, Ford Credit, as Servicer, the Issuer, and Wells Fargo Bank, National Association, as Back-up Servicer. If no Back-up Servicing Agreement is in effect on any date, all references to the Back-up Servicing Agreement in the Transaction Documents will be deemed to be deleted and to have no further effect.
     “Back-up Servicing Fee” has the meaning specified in Section 1.1 of the Back-up Servicing Agreement.
     “Back-up Servicing Officer” means any officer of the Back-up Servicer involved in, or responsible for, the back-up servicing of the Receivables whose name appears on a list of servicing officers furnished to the Servicer by the Back-up Servicer, as such list may be amended from time to time.
     “Bank Accounts” means each of the Trust Accounts and, for any Series, the related Series Accounts.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.
     “Book-Entry Notes” means beneficial interests in the Notes, the ownership and transfers of which will be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York, the State of Delaware or, with respect to the Back-up Servicing Agreement and the Back-up Servicer, the State of Minnesota, are authorized or obligated by law, executive order or governmental decree to be closed.
     “Calculation Date” means, (a) for any Series other than a Variable Funding Note Series, the most recent Determination Date (or, if there is no most recent Determination Date, the related Closing Date), after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following such Determination Date, and (b) for any Variable Funding Note Series, the latest to occur of the most recent Determination Date, Increase Date or Decrease Date (or if there is no most recent Determination Date, Increase Date or Decrease Date, the Closing Date) and, if such Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following such Determination Date.
     “Cash Management Agreement” means an agreement entered into between Ford Credit and a Dealer under which the Dealer may from time to time (a) prepay its obligations arising under the related Floorplan Financing Agreement and (b) request new advances from Ford Credit of amounts previously prepaid under such Cash Management Agreement.
     “Class” means, for any Series, any one of the classes of Notes of such Series.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and serving as clearing agency for a Series or Class of Book-Entry Notes.
     “Closing Date” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means the Master Collateral and the Series Collateral.
     “Collection Account” has the meaning specified in Section 8.3(a) of the Indenture.
     “Collection Period” means, for each Deposit Date, Determination Date and Payment Date, unless otherwise specified in an Indenture Supplement, the preceding calendar month; provided, that if the Servicer is required to make daily deposits of Collections into the Collection Account pursuant to Section 8.4(b) of the Indenture, the related Collection Period for any Deposit Date will be the calendar month in which such Deposit Date occurs.
     “Collections” means Interest Collections and Principal Collections.
     “Continuing Errors” has the meaning specified in Section 6.2(f) of the Sale and Servicing Agreements.
     “Control Agreement” means the Account Control Agreement, dated as of December 1, 2010, among the Issuer, the Indenture Trustee and The Bank of New York Mellon, in its capacity as a securities intermediary, relating to the Trust Accounts.
     “Corporate Trust Office” means:
(a)	for the Indenture Trustee:
101 Barclay Street Floor 4W New York, New York 10286 Attention: Corporate Trust Administration Telephone: (212) 815-5331 Fax: (212) 815-8091
or at such other address in the Borough of Manhattan in The City of New York as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Administrator and the Depositors; and

(b)	for the Owner Trustee:
300 Delaware Street
Wilmington, Delaware 19801
Attention: Corporate Trust Services
Telephone: (302) 576-3704
Fax: (302) 576-3717

with a copy to:

U.S. Bank National Association
209 S. LaSalle Street
Chicago, Illinois 60604
Telephone: (312) 325-8904
Fax: (312) 325-8905
or at such other address in the State of Delaware as the Owner Trustee may designate from time to time by notice to the Indenture Trustee, the Administrator and the Depositors.
     “Cutoff Date” means the close of business on July 11, 2001.
     “Data Dictionary” has the meaning specified in Section 1.1 of the Back-up Servicing Agreement.
     “DBRS” means DBRS, Inc.
     “Dealer” means a Person engaged in the business of purchasing Vehicles from a manufacturer or distributor of such Vehicles and holding such Vehicles for sale or lease in the ordinary course of business.
     “Decrease Date” means, for any Variable Funding Note Series, the date on which the Invested Amount of such Series is decreased at the direction of the Depositors in accordance with the related Indenture Supplement.
     “Default” means any occurrence that with notice or the lapse of time or both would become an Event of Default.
     “Defaulted Receivable” means each Sold Receivable that on any date:
(a)	has been charged off as uncollectible in accordance with the Floorplan Financing Guidelines; or
(b)	remains outstanding and owned by the Issuer more than six calendar months after the date on which the related Account was redesignated pursuant to Section 2.8(b) of the related Sale and Servicing Agreement because such Account became a Performance Impaired Ineligible Account.

     “Definitive Notes” means Notes in definitive, fully registered form.
     “Deposit Date” means each day on which the Servicer deposits Collections into the Collection Account pursuant to Section 8.4(b) of the Indenture.
     “Depositor Amount” means, for any date, an amount equal to the Adjusted Pool Balance on such date, minus the aggregate Adjusted Invested Amounts for all Series on such date.
     “Depositor Interest” has the meaning specified in Section 3.1 of the Trust Agreement.
     “Depositor Interest Account” has the meaning specified in Section 3.5 of the Trust Agreement.
     “Depositor Interest Collections” means, for any Deposit Date or Collection Period, the product of (a) the Depositor Percentage for such Deposit Date or Collection Period, times (b) the Interest Collections for such Deposit Date or Collection Period.
     “Depositor Percentage” means, for any Deposit Date or Collection Period:
(a)	for allocating Interest Collections for such Deposit Date or Collection Period, the percentage (not less than zero) equal to 100%, minus the sum of the Floating Investor Percentages for such Deposit Date or Collection Period for all Series; and
(b)	for allocating Principal Collections for such Deposit Date or Collection Period, the percentage (not less than zero) equal to 100%, minus the sum of (i) the Floating Investor Percentages for such Collection Period for all Series that are in their Revolving Periods and (ii) the Fixed Investor Percentages for such Collection Period for all Series that are not in their Revolving Periods.
     “Depositor Principal Collections” means, for any Deposit Date or Collection Period, the product of (a) the Depositor Percentage for such Deposit Date or Collection Period, times (b) the Principal Collections for such Deposit Date or Collection Period.
     “Depositors” means FCF Corp and FCF LLC.
     “Designated Jurisdictions” means, (a) for FCF Corp: Alaska, Arizona, California, Colorado, Hawaii, Idaho, Illinois, Kansas, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Oklahoma, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming and (b) for FCF LLC: Alabama, Arkansas, Connecticut, Delaware, Florida, Georgia, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont, Virginia, West Virginia and the District of Columbia.
     “Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date.

     “Developmental Dealer Receivables” means all amounts shown on the Servicer’s records as amounts payable by any Dealer in which Ford or any Affiliate of Ford has an equity investment exceeding 5% as determined by the Servicer.
     “Dollars,” “$” or “U.S.$” means United States dollars.
     “DTC” means The Depository Trust Company.
     “DTC Letter” means, for any Series, the letter of representations for such Series, to be dated on or about the Closing Date for such Series, between the Issuer and DTC.
     “Early Amortization Period” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Eligible Account” means, for any date, each individual floorplan financing account established with a Dealer pursuant to a Sales and Service Agreement or a Floorplan Financing Agreement that:
(a)	is in existence and maintained and serviced by or on behalf of the Seller;
(b)	relates to a Dealer showroom located in one of the Designated Jurisdictions for the related Depositor;
(c)	is in favor of a Dealer that is not classified by the Servicer as “status” (or comparable classification) under the Floorplan Financing Guidelines by reason of (i) such Dealer’s failure to make any principal or interest payment when due under the related Sales and Service Agreement or Floorplan Financing Agreement or (ii) the occurrence of an Insolvency Event with respect to such Dealer; and
(d)	is an Account in respect of which no material amounts have been charged off as uncollectible within the previous 24 months.
     “Eligible Receivable” means each Receivable that:
(a)	was originated or acquired by the Seller in the ordinary course of business and, (i) in the case of a Receivable described in clauses (a) or (b) of the definition of “Receivable,” was originated or acquired on or after June 1, 2001 or (ii) in the case of a Receivable relating to an Account designated on any Addition Date, was originated or acquired on or after the Eligible Receivable Origination Cutoff Date specified in the related Addition Notice;
(b)	except for any Adjustment Fees payable by Ford and Permitted Liens, is secured by a perfected first priority security interest in the related Vehicle;
(c)	relates to a Vehicle owned by the related Dealer;
(d)	is the subject of a valid sale and assignment from the related Depositor to the Issuer of all of such Depositor’s rights and interest in such Receivable, including

(i) all Related Security, (ii) all related rights under, as applicable, the Sales and Service Agreement, the Sale and Assignment Agreement and the Floorplan Financing Agreement and (iii) all related proceeds;
(e)	is created in compliance with all requirements of Applicable Law and pursuant to, as applicable, the Sales and Service Agreement, the Sale and Assignment Agreement or the Floorplan Financing Agreement;
(f)	as to which Ford, Ford Credit and the related Depositor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with (i) the creation of the Receivable, the sale of the Receivable to the Issuer and the pledge of the Receivable to the Indenture Trustee and (ii) if applicable, Ford’s performance under the related Sales and Service Agreement, Ford’s performance under the related Sale and Assignment Agreement and/or Ford Credit’s performance under the related Floorplan Financing Agreement;
(g)	as to which the Issuer will at all times have good and marketable title, free and clear of all Liens, other than Permitted Liens;
(h)	except for any Adjustment Fees payable by Ford, will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against such Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;
(i)	as to any Adjustment Fees payable by Ford, will at all times be the legal and assignable payment obligation of Ford, enforceable against Ford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;
(j)	is not subject to any right of rescission, setoff or any other defense of the related Dealer or Ford, as applicable, including defenses arising out of violations of usury laws;
(k)	as to which Ford, Ford Credit and the related Depositor, as applicable, have satisfied in all material respects all of their obligations required to be satisfied by them;
(l)	as to which none of Ford, Ford Credit or the related Depositor, as applicable, has taken or failed to take any action that would materially impair the rights of the Issuer or the Indenture Trustee in the Receivable; and
(m)	constitutes either a “general intangible,” an “account,” a “payment intangible” or “tangible chattel paper,” each as defined in Article 9 of the UCC.
     “Eligible Receivable Origination Cutoff Date” means, for any Additional Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts; provided, that such day will not be more than 60 days prior to the related Addition Date.

     “Eligible Servicer” means any of the Indenture Trustee, the Back-up Servicer or such other Person that, at the time of such other Person’s appointment as Servicer, (a) is legally qualified to service the Receivables and the related Accounts and (b) in the sole determination of the Indenture Trustee, which determination will be conclusive and binding, has demonstrated the ability to professionally and competently service receivables originated in similar accounts in accordance with high standards of skill and care.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “Errors” has the meaning specified in Section 6.2(f) of the Sale and Servicing Agreements.
     “Event of Default” has the meaning specified in Section 5.1(b) of the Indenture.
     “Excess Depositor Interest Collections” means, for any Deposit Date or Collection Period, an amount equal to the product of (a) the Excess Depositor Percentage for such Deposit Date or Collection Period, times (b) the Interest Collections for such Deposit Date or Collection Period.
     “Excess Depositor Percentage” means:
(a)	for allocating Interest Collections for any Deposit Date or Collection Period, the percentage (not less than zero) equal to 100%, minus the sum of (i) the sum of the Floating Investor Percentages for all Series for such Deposit Date or Collection Period plus (ii) the percentage equivalent of a fraction, the numerator of which is the Trust Available Subordinated Amount as of the Determination Date occurring in the preceding Collection Period, and the denominator of which is the Adjusted Pool Balance on the last day of the preceding month; and
(b)	for allocating Principal Collections for any Deposit Date or Collection Period, the percentage (not less than zero) equal to 100%, minus the sum of (i) the sum of the Floating Investor Percentages for all Series that are in their “Revolving Periods” for such Deposit Date or Collection Period and the Fixed Investor Percentages for all Series that are not in their Revolving Periods for such Deposit Date or Collection Period plus (ii) the percentage equivalent of a fraction, the numerator of which is the Trust Available Subordinated Amount as of the Determination Date occurring in the preceding Collection Period, and the denominator of which is the Adjusted Pool Balance on the last day of the preceding month.
     “Excess Depositor Principal Collections” means, for any Deposit Date or Collection Period, an amount equal to the product of (a) the Excess Depositor Percentage for such Deposit Date or Collection Period, times (b) the Principal Collections for such Deposit Date or Collection Period.
     “Excess Funding Account” has the meaning specified in Section 8.3(b) of the Indenture.
     “Excess Funding Amount” means, for any date, the amount in the Excess Funding Account (excluding any net investment earnings) on such date.

     “Excess Interest Collections” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Excess Interest Sharing Group” means all Excess Interest Sharing Series that have the same Excess Interest Sharing Group designation.
     “Excess Interest Sharing Series” means a Series that is entitled to receive from, or will provide to, other Series in the same Excess Interest Sharing Group, certain excess Interest Collections as set forth in the related Indenture Supplement.
     “Exchangeable Receivable” has the meaning specified in Section 2.10 of the Sale and Servicing Agreements.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Date” has the meaning specified in Section 2.10 of the Sale and Servicing Agreements.
     “FCF Corp” means Ford Credit Floorplan Corporation, a Delaware corporation.
     “FCF LLC” means Ford Credit Floorplan LLC, a Delaware limited liability company.
     “Final Maturity Date” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Financial Institution” means The Bank of New York Mellon in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.
     “Fitch” means Fitch, Inc.
     “Fixed Investor Percentage” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Fleet Receivables” means all amounts shown on the Servicer’s records as amounts payable by any Dealer under a credit line that is designated by the Servicer specifically for fleet purchases of Vehicles by such Dealer.
     “Floating Investor Percentage” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Floorplan Financing Agreement” means, collectively, the group of related agreements, as in effect from time to time, among the Seller, the related Dealer and, in the case of New Vehicles, a Manufacturer, pursuant to which (a) the Seller agrees to extend credit to such Dealer to finance New Vehicles manufactured or distributed by such Manufacturer and/or Program Vehicles and Used Vehicles, (b) the Seller has a security interest in the Vehicles financed by the Seller, certain other Vehicles, certain other collateral and the proceeds of the foregoing, (c) such Dealer agrees to repay advances made by the Seller at the time the related Vehicle is sold or leased and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.
     “Floorplan Financing Guidelines” means (a) for so long as Ford Credit or an Affiliate of Ford Credit is the Servicer, the policies and procedures of Ford Credit, as such policies and procedures may be amended from time to time, relating to (i) the operation of its floorplan financing business, including the policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to Ford Credit’s floorplan financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, (ii) the maintenance of accounts and collection of receivables and (iii) Cash Management Agreements, and (b) for any Successor Servicer, the policies and procedures of such Successor Servicer for servicing dealer floorplan receivables comparable to the Receivables that the Successor Servicer services for its own account or others.
     “Ford” means Ford Motor Company, a Delaware corporation.
     “Ford Credit” means Ford Motor Credit Company LLC, a Delaware limited liability company.
     “Global Note” has the meaning specified in Section 2.11 of the Indenture.
     “Governmental Authority” means the United States of America or any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of the United States of America or any State or other political subdivision thereof having jurisdiction over the applicable Person.
     “Grant” means to mortgage, pledge, assign and to grant a lien upon and a security interest in the relevant property.
     “Hedge Counterparty” has, for any Series, the meaning, if any, specified in the related Indenture Supplement.
     “Increase Date” means (a) any Series Issuance Date and (b) for any Variable Funding Note Series, any date on which the Invested Amount of such Series is increased at the direction of the Depositors in accordance with the related Indenture Supplement.
     “Incremental Subordinated Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Indemnified Person” has the meaning specified in Section 4.2 of the Receivables Purchase Agreements, Section 4.3(a) of the Sale and Servicing Agreements, Section 6.7(c) of the Indenture, Section 7.2(b) of the Trust Agreement and Sections 4.1(a) and (b) of the Administration Agreement, as applicable.
     “Indenture” means the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010, between the Issuer and the Indenture Trustee.

     “Indenture Supplement” means, for any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 9.1 of the Indenture, and an amendment to the Indenture executed pursuant to Sections 9.1 or 9.2 of the Indenture.
     “Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee under the Indenture, and any successor indenture trustee under the Indenture.
     “Independent” means that the relevant Person (a) is independent of the Issuer, the Depositors and any of their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositors or any of their Affiliates and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions of or for the Issuer, the Depositors or any of their Affiliates.
     “Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under Section 11.1 of the Indenture, signed by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the Person executing such certificate or opinion has read the definition of “Independent” and that such Person executing such certificate or opinion is Independent.
     “Ineligible Account” means, for any date, each Account that is not an Eligible Account on such date.
     “Ineligible Receivable” means, for any date, each Receivable that is not an Eligible Receivable on such date.
     “Initial Account” means each floorplan financing account established with a Dealer pursuant to a Sales and Service Agreement or a Floorplan Financing Agreement that is identified in the Initial Account Schedule (it being understood, that any Dealer may have more than one floorplan financing account, depending on how many dealership locations or credit lines the Dealer has, and that all or only a portion of a Dealer’s floorplan financing accounts may be designated).
     “Initial Account Schedule” means a computer file or list specifying by Dealer account number the Initial Accounts and the aggregate principal amount of the Receivables originated in such Initial Accounts as of the Cutoff Date.
     “Initial Invested Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Insolvency Event” means, for a specified Person (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had an order entered against such Person for relief in any bankruptcy or insolvency proceeding, (d) the filing by such Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets,

(f) the failure to obtain dismissal or a stay within 60 days of the commencement of or the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding against such Person seeking (i) reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, or (ii) the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, or (g) the failure by such Person generally to pay its debts as such debts become due.
     “Insurance Proceeds” means, for an Account, any amounts received by the Servicer pursuant to any policy of insurance that are required to be paid to the Seller pursuant to the related Floorplan Financing Agreement.
     “Interest Collections” means, without duplication, (a) all payments received by the Servicer on account of amounts billed and payable with respect to the Sold Receivables that constitute (i) interest, and (ii) other non-principal and non-interest charges, including flat charges established by the Seller from time to time to cover miscellaneous costs, (b) net investment earnings on the Trust Accounts and (c) all Recoveries.
     “Interest Collections Shortfall” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Interest Rate Hedge” has, for any Series, the meaning, if any, specified in the related Indenture Supplement.
     “In-Transit Period” means, for any Vehicle, the period from the day the Vehicle is released from the factory by Ford for delivery to a Dealer through the day of delivery of the Vehicle to such Dealer.
     “Invested Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Investment Company Act” means the Investment Company Act of 1940.
     “Investor Percentage” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Invoice Amount” means the total amount payable by a Dealer to the Seller for a Vehicle as set forth on the Vehicle invoice issued by Ford.
     “Issuer” means Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust.
     “Issuer Order” and “Issuer Request” mean an order or request signed in the name of the Issuer by any one of its Responsible Persons and delivered to the Indenture Trustee.
     “Lien” means a security interest, lien, charge, pledge or encumbrance.
     “Manufacturer” means, for any Receivable, the manufacturer or distributor of the Vehicle relating to such Receivable.

     “Master Collateral” means (a) the Trust Property, (b) the Issuer’s rights under the Sale and Servicing Agreements, (c) all present and future claims, demands, causes in action and choses in action in respect of the foregoing, and (d) all payments on and proceeds of the foregoing.
     “Medium and Heavy Truck Receivables” means all amounts shown on the Servicer’s records as amounts payable by any Dealer under a credit line that is designated by the Servicer specifically for purchases of new and used medium- and heavy-duty trucks or vans by such Dealer.
     “Monthly Back-up Servicing Fee” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Monthly Data File” has the meaning specified in Section 1.1 of the Back-up Servicing Agreement.
     “Monthly Investor Report” means, for any Series, a report prepared by the Servicer no later than each Determination Date for the preceding Collection Period in substantially the form set forth in the related Indenture Supplement.
     “Monthly Remittance Required Rating” means a rating of at least (a) “R-1(middle)” from DBRS, (b) “F1” from Fitch, (c) “P-1” from Moody’s, and (d) “A-1” from Standard & Poor’s; provided, that the rating from any Rating Agency will only be required if such Rating Agency is then rating a Series or Class of Notes.
     “Monthly Servicing Fee” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Net Adjusted Pool Balance” means, for any date, the sum of (a) the Adjusted Pool Balance on such date, plus (b) during an Accumulation Period or Amortization Period for any Series, Principal Collections in the Collection Account (excluding any net investment earnings) allocable to such Series, plus (c) the amount in the Principal Funding Accounts (excluding any net investment earnings) for all Series.
     “New Vehicle” means any Vehicle that is a currently untitled Vehicle or is designated by the Servicer specifically for Dealer demonstration use.
     “Non-Conforming Receivable Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Note Balance” means, for a Note, Class, Series or all of the Notes, (a) the initial principal balance of such Note or the initial aggregate principal balance of such Class, Series or Notes, respectively, plus (b) for any Variable Funding Note Series, all increases in the principal balance of any Note, Class or all of the Notes of such Variable Funding Note Series on any Increase Date, minus (c) all amounts distributed on such Note or such Class, Series or Notes, respectively, that is allocable to principal.

     “Note Interest Rate” means, for any date and for any Series or Class, the interest rate on such date specified in the related Indenture Supplement.
     “Note Owner” means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (as a direct participant or as an indirect participant, in each case, in accordance with the rules of such Clearing Agency).
     “Note Paying Agent” means the Indenture Trustee and any other paying agent appointed pursuant to Section 2.14 of the Indenture.
     “Note Register” and “Note Registrar” have the meanings specified in Section 2.5(a) of the Indenture.
     “Noteholder” means the Person in whose name a Note is registered on the Note Register.
     “Notes” means the asset backed notes issued by the Issuer pursuant to the Indenture and the Indenture Supplements.
     “Officer’s Certificate” means, (a) for the Issuer, the Seller, the Depositors or the Servicer, unless otherwise specified in the Indenture, a certificate delivered to the Indenture Trustee signed by any Responsible Person of such Person, under the circumstances described in, and otherwise complying with, the requirements of Section 11.1 of the Indenture, or (b) for any other Person, unless otherwise specified in any Transaction Document, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or any Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Manager or Responsible Person of such Person.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.
     “Organizational Documents” means, for any Person, such Person’s certificate or articles of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of trust and trust agreement or other similar documents.
     “Other Assets” means any assets or interest in any assets (other than the Trust Property) conveyed or purported to be conveyed by either Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, the Grant or a Lien or otherwise.
     “Outstanding” means, for any date, all Notes authenticated and delivered under the Indenture and any Indenture Supplement on or before such date, except:
(a)	Notes cancelled by the Note Registrar on or before such date or delivered to the Note Registrar for cancellation;
(b)	Notes or portions of Notes to the extent an amount necessary to pay all or a portion of such Notes has been deposited with the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes on or before such date;

provided, however, that (i) if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or the related Indenture Supplement or provision for such notice has been made in a manner satisfactory to the Indenture Trustee and (ii) during an Accumulation Period for any Notes, such Notes will remain Outstanding, notwithstanding any amounts in respect of such Notes in the Bank Accounts, until the Payment Date on which such amounts are first payable to the related Noteholders; and
(c)	Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture and any Indenture Supplement unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser.
     Notwithstanding the foregoing, in determining whether (i) the Noteholders of the required Note Balance have given any request, demand, authorization, direction, notice, consent or waiver under any Transaction Document, Notes owned by the Issuer, the Seller, the Depositors, the Servicer or their Affiliates will be deemed not to be Outstanding, and (ii) the Indenture Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Person of the Indenture Trustee knows to be so owned will be deemed not to be Outstanding; provided, however, that such Notes will be deemed to be Outstanding for purposes of determining such required Note Balance if (A) no other Notes remain Outstanding, or (B) such Notes have been pledged in good faith and the pledgee establishes to the satisfaction of the Indenture Trustee, the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer, the Seller, the Depositors, the Servicer or their Affiliates.
     “Owner Trustee” means U.S. Bank Trust National Association, a national banking association, in its capacity as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement.
     “Payment Date” means, for any Series, unless otherwise specified in the related Indenture Supplement, the 15th day of each calendar month, or if such day is not a Business Day, the next Business Day.
     “Performance Impaired Ineligible Account” means an Account that does not satisfy the condition specified in clause (d) of the definition of “Eligible Account.”
     “Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:
(a)	direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;
(b)	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities, and (iii) that at the time the investment or contractual commitment to invest is made, the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company have the Required Rating;
(c)	commercial paper, including asset-backed commercial paper, having, at the time the investment or contractual commitment to invest is made, the Required Rating;
(d)	investments in money market funds having, at the time the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of the Rating Agencies (including funds for which the Indenture Trustee or the Owner Trustee or any of their Affiliates is investment manager or advisor);
(e)	repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and
(f)	any other investment that satisfies the Rating Agency Condition.
     “Permitted Lien” means (a) a tax, mechanics’ or other Lien that attaches by operation of law, (b) any security interest of a Depositor in the Purchased Assets under the related Receivables Purchase Agreement, the Issuer in the Sold Assets under the related Sale and Servicing Agreement or the Indenture Trustee in the Collateral under the Indenture or (c) Liens granted to Ford Credit pursuant to any agreement or arrangement other than a Floorplan Financing Agreement in accordance with Article VI of each Receivables Purchase Agreement.
     “Person” means any legal person, including any corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, any department or agency of any government or any other entity of whatever nature.
     “Pool Balance” means, for any date, the aggregate principal amount of the Receivables owned by the Issuer on such date.
     “Predecessor Servicer Work Product” has the meaning specified in Section 6.2(f) of the Sale and Servicing Agreements.
     “Principal Collections” means, without duplication, (a) all payments received by the Servicer on account of amounts payable with respect to the Sold Receivables that constitute principal and (b) all amounts representing prepayments by related Dealers pursuant to any Cash Management Agreements, excluding, in each case, Recoveries. Any exchanges of Principal Receivables as provided in Section 2.10 of the Sale and Servicing Agreements will not be included as Principal Collections.

     “Principal Funding Account” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Principal Sharing Group” means all Principal Sharing Series that have the same Principal Sharing Group designation.
     “Principal Sharing Series” means a Series that shares Shared Principal Collections allocable to the Series in the same Principal Sharing Group, as set forth in the related Indenture Supplement.
     “Principal Shortfall” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Principal Terms” means, for any Series:
(a)	the name or designation;
(b)	the initial principal amount (or method for calculating such amount) and the Invested Amount;
(c)	the Note Interest Rate for each Class or subclass of Notes of such Series (or method for the determination of such Note Interest Rate);
(d)	the Payment Date or Dates and the date or dates from which interest will accrue;
(e)	the method for allocating Collections to Noteholders;
(f)	the designation of any Series Accounts and the terms governing the operation of any such Series Accounts;
(g)	the Servicing Fee and Back-up Servicing Fee, if any;
(h)	the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Depositors or remarketed to other investors;
(i)	the Final Maturity Date;
(j)	the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class;
(k)	the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depository for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid);
(l)	whether such Series will be an Excess Interest Sharing Series, and, if so, its Excess Interest Sharing Group designation;

(m)	whether such Series will be a Principal Sharing Series and, if so, its Principal Sharing Group designation;
(n)	the Rating Agencies, if any, for such Series; and
(o)	any other terms of such Series.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
     “Program Vehicle” means any Vehicle that is (a) a previously titled Vehicle purchased by a Dealer at a closed auction conducted by Ford, or (b) a previously titled Vehicle, including a Vehicle previously subject to Ford Credit’s retail lease programs and purchased by a Dealer at market prices established by Ford Credit or at an auction conducted by Ford.
     “Purchase Price” means, for any Receivable and any date on which such Receivable is to be purchased pursuant to Section 3.3(c) of the related Sale and Servicing Agreement, an amount equal to the sum of (a) the amounts payable by the related Dealer on such Receivable as of the date of purchase and (b) without duplication, if applicable, (i) any Adjustment Payment with respect to such Receivable and (ii) all accrued and unpaid interest on such Receivable.
     “Purchased Assets” means (a) the Receivables and Related Security, (b) any other property and assets sold and assigned to a Depositor pursuant to Section 2.1(a) of the related Receivables Purchase Agreement, (c) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing, and (d) all payments on or under and all proceeds in respect of any of the foregoing.
     “Qualified Account” means a segregated trust account with a Qualified Institution.
     “Qualified Institution” means (a) any bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of “P-1” from Moody’s, “A-1+” from Standard & Poor’s, “F1” from Fitch (if rated by Fitch) and “R-1 (middle)” from DBRS (if rated by DBRS), (iii) if such institution holds any Bank Accounts other than as segregated trust accounts and the deposits are to be held in such accounts more than 30 days, has a long-term unsecured debt rating or issuer rating of “AA” from Standard & Poor’s, “A” or better from Fitch (if rated by Fitch) and “AA (low)” or better from DBRS (if rated by DBRS), and (iv) if such institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of (i) The Bank of New York Mellon, (ii) U.S. Bank Trust National Association, or (iii) any other bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (x) is authorized under such laws to act as a trustee or in any other fiduciary capacity, and (y) has a long-term deposit rating of “Baa3” or better from Moody’s, “A” or better from Fitch (if rated by Fitch) and “BBB (high)” or better from DBRS (if rated by DBRS); provided, however, that, notwithstanding the foregoing, (A) if any Rating Agency is no longer rating any Notes, the rating requirements for such Rating

Agency will no longer be applicable and (B) for any Series Accounts, the rating requirements for any Rating Agency that is not rating any Notes of the related Series will not be applicable.
     “Rating Agency” means, for any Series or Class and any date, each nationally recognized statistical rating agency engaged by the Depositors to provide a rating on the Notes of such Series or Class and is then rating such Notes, unless otherwise specified in the related Indenture Supplement.
     “Rating Agency Condition” has, for any Series, the meaning specified in the related Indenture Supplement. Unless the context otherwise requires, satisfaction of the Rating Agency Condition for any action or request arising under (a) any of the Transaction Documents (other than the Indenture Supplements), requires satisfaction of the Rating Agency Condition for each Series and (b) any of the Indenture Supplements, requires satisfaction of the Rating Agency Condition only for the related Series.
     “Reassignment” means a reassignment of Receivables pursuant to (a) a Reassignment of Receivables in Redesignated Accounts, between the Seller and the related Depositor, substantially in the form of Exhibit D to the related Receivables Purchase Agreement and/or (b) a Reassignment of Receivables in Redesignated Accounts, among the related Depositor, the Issuer and the Servicer, substantially in the form of Exhibit D to the related Sale and Servicing Agreement.
     “Reassignment Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Receivable” means, in connection with an Account, all amounts:
(a)	payable by the related Dealer in respect of such Dealer’s purchase of a New Vehicle manufactured or distributed by Ford or its Affiliates pursuant to the related Sales and Service Agreement;
(b)	representing Adjustment Fees payable by Ford to Ford Credit in respect of the amounts payable, as described in clause (a) above, that have been purchased by Ford Credit from Ford pursuant to the Sale and Assignment Agreement; and
(c)	payable by the related Dealer in respect of an advance made by the Seller (including any re-advances requested by such Dealer from the Seller pursuant to its Cash Management Agreement) to finance a Vehicle under the related Floorplan Financing Agreement;
in each case, together with the group of agreements and other writings, as in effect from time to time, evidencing such amounts and the security interest created in connection therewith. A Receivable that becomes a Defaulted Receivable will cease to be included as a Receivable on the day on which it becomes a Defaulted Receivable.

     “Receivables Purchase Agreement” means each of:
(a)	with respect to FCF Corp as a Depositor, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, between FCF Corp, as buyer, and the Seller; and
(b)	with respect to FCF LLC as a Depositor, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, between FCF LLC, as buyer, and the Seller.
     “Record Date” means, unless otherwise specified for a Series in the related Indenture Supplement, (a) the Business Day preceding each Payment Date in the case of Book-Entry Notes and (b) the last day of the calendar month preceding each Payment Date in the case of Definitive Notes.
     “Recoveries” means all amounts received, including Insurance Proceeds, by the Servicer for application against Defaulted Receivables.
     “Redemption Date” means, for any Series, the date or dates specified in the related Indenture Supplement.
     “Redesignated Account” means a former Account that has been redesignated by the Seller pursuant to Section 2.7 of the related Receivables Purchase Agreement and has been redesignated by the related Depositor pursuant to Section 2.7 or 2.8 of the related Sale and Servicing Agreement and, in each case, is identified in the applicable Redesignated Account Schedule.
     “Redesignated Account Schedule” means, for any Redesignation Date, a computer file or list specifying the related Redesignated Accounts by Dealer account numbers and the principal amount of the Receivables originated in such Redesignated Accounts as of such Redesignation Date.
     “Redesignation Date” means the date on which Accounts are redesignated (a) to the Seller as specified in the related Redesignation Notice provided by the Seller (or the Servicer on its behalf) pursuant to Section 2.7 of the related Receivables Purchase Agreement and (b) to the related Depositor as specified in the related Redesignation Notice provided by the Depositor (or the Servicer on its behalf) pursuant to Section 2.7(b)(i), 2.8(b)(i) or 2.8(c)(i) of the related Sale and Servicing Agreement, as the case may be; provided, however, that, in the case of the redesignation of Ineligible Accounts pursuant to Section 2.8(b) or (c) of the related Sale and Servicing Agreement, as the case may be, the applicable Redesignation Date will be the first day of the Collection Period following the Determination Date on which the Servicer’s records indicate that such Account has become an Ineligible Account, or such earlier date as the related Depositor may elect.
     “Redesignation Notice” means, for any Redesignated Accounts, (a) a notice furnished by the Seller (or the Servicer on its behalf) in connection with the redesignation of Accounts as Redesignated Accounts pursuant to Section 2.7(b)(i) of the related Receivables Purchase Agreement and (b) a notice furnished by the related Depositor (or the Servicer on its behalf) in connection with the redesignation of Accounts as Redesignated Accounts pursuant to Section 2.7(b)(i), 2.8(b)(i) or 2.8(c)(i) of the related Sale and Servicing Agreement, as the case may be.
     “Reference Rate” means, (a) for any Receivable described in clause (a) of the definition of “Receivable,” the per annum rate at which Adjustment Fees are calculated and (b) for any Receivable described in clause (c) of the definition of “Receivable,” the per annum rate of interest designated from time to time by Ford Credit pursuant to the related Floorplan Financing Agreement.
     “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as clarified and interpreted by the Securities and Exchange Commission or its staff.
     “Related Security” means, for a Receivable, but subject to Section 4.5 of the related Receivables Purchase Agreement, (a) the security interest granted by or on behalf of the related Dealer with respect to such Receivable, including (i) a first priority perfected security interest in the related Vehicle, (ii) a perfected security interest in certain parts inventory, equipment, fixtures, service accounts or realty of such Dealer and (iii) all guarantees of such Receivable and (b) in the case of a Receivable described in clauses (a) or (b) of the definition of “Receivable,” all of the Seller’s rights, remedies, powers and privileges under the Sale and Assignment Agreement.
     “Required Depositor Amount” means, for any date, the sum of (a) the sum of the respective products for each Series of (i) the Required Pool Percentage for such Series minus 100%, times (ii) the Initial Invested Amount of such Series plus (b) the sum of the respective Required Subordinated Amounts for each Series on the preceding Calculation Date for such Series.
     “Required Pool Balance” means, for any date, the sum of (a) the sum of the respective products for each Series of the Required Pool Percentage for such Series, times the Initial Invested Amount of such Series plus (b) the sum of the respective Required Subordinated Amounts for each Series on the preceding Calculation Date for such Series.
     “Required Pool Percentage” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Required Rating” means, for short-term unsecured debt obligations, a rating of (a) if rated by DBRS, “R-1 (high)” from DBRS, (b) if rated by Fitch, “F1+” from Fitch, (c) “P-1” from Moody’s and (d) “A-1+” from Standard & Poor’s (or, in the case of money market funds, “AAAm” or “AAAm-G”); provided, that the rating from any Rating Agency will only be required if such Rating Agency is then rating a Series or Class of Notes.
     “Required Subordinated Amount” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Responsible Person” means:

(a)	for the Seller, the Depositors, the Administrator, the Servicer and the Back-up Servicer, any Person designated in an Officer’s Certificate of such Person or other notice signed by an officer of such Person as authorized to act for such Person, which Officer’s Certificate or other notice has been sent to all other transaction parties including the Owner Trustee and the Indenture Trustee;
(b)	with respect to the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary, senior associate or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and for so long as the Administration Agreement is in effect, any Responsible Person of the Administrator, and
(c)	with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Revolving Period” has, for any Series or Class, the meaning specified in the related Indenture Supplement.
     “Sale and Assignment Agreement” means the Amended and Restated Sale and Assignment Agreement, dated as of June 1, 2001, between Ford and Ford Credit pursuant to which (a) Ford sells and assigns to Ford Credit the right to receive amounts payable by a Dealer to Ford from time to time in respect of such Dealer’s purchase of New Vehicles manufactured or distributed by Ford pursuant to the related Sales and Service Agreement, (b) Ford agrees to pay Ford Credit the related Adjustment Fees in respect of such sale and assignment and (c) Ford assigns to Ford Credit the first priority perfected security interest granted to Ford by such Dealer in such New Vehicles.
     “Sale and Servicing Agreement” means each of:
(a)	with respect to FCF Corp as a Depositor, the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among FCF Corp, as Depositor, the Servicer and the Issuer; and
(b)	with respect to FCF LLC as a Depositor, the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among FCF LLC, as Depositor, the Servicer and the Issuer.

     “Sale Date” means each Business Day occurring before the earlier of (x) the occurrence of an Amortization Event specified in Section 5.1(a)(ii) of the Indenture or (y) the Trust Termination Date, on which day a new Sold Receivable is originated in the Accounts.
     “Sales and Service Agreement” means each Sales and Service Agreement, together with any related Vehicle Terms of Sale Bulletin as in effect from time to time, between a Dealer and Ford pursuant to which, among other things, such Dealer purchases from time to time Vehicles from Ford or its Affiliates.
     “Secured Parties” means, for each Series, the related Noteholders and any other Person identified as a “Secured Party” in the related Indenture Supplement.
     “Securities Account” means each Trust Account established and maintained pursuant to the Control Agreement and each Series Account established and maintained pursuant to the related Series Account Control Agreement.
     “Securities Act” means the Securities Act of 1933.
     “Seller” means Ford Credit, as seller under the Receivables Purchase Agreements.
     “Series” means any series of Notes issued pursuant to the Indenture and the related Indenture Supplement.
     “Series Account” means any deposit, trust, securities escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in the related Indenture Supplement.
     “Series Account Control Agreement” means, for any Series, the Series Account Control Agreement, to be dated as of the Closing Date for such Series, among the Issuer, the Indenture Trustee and the securities intermediary named in such agreement, relating to the Series Accounts for such Series.
     “Series Amortization Event” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Series Collateral” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Series Cutoff Date” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Series Final Maturity Date” means, for any Series, the Final Maturity Date for such Series as specified in the related Indenture Supplement.
     “Series Issuance Date” means, for any Series, the date on which the Notes of such Series are originally issued in accordance with Section 2.2 of the Indenture and the related Indenture Supplement.

     “Servicer” means Ford Credit, in its capacity as Servicer under each of the Sale and Servicing Agreements and, after any transfer of the servicing duties pursuant to Section 6.2 of the Sale and Servicing Agreements, the Successor Servicer.
     “Servicer Termination Event” has the meaning specified in Section 6.1(a) of the Sale and Servicing Agreements.
     “Servicing Fee” means, for any Payment Date, the sum of the Monthly Servicing Fees for each Series for such Payment Date.
     “Shared Principal Collections” has, for any Series, the meaning specified in the related Indenture Supplement.
     “Similar Law” means any federal, state, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.
     “Sold Assets” means (a) the Sold Receivables and Related Security, (b) any other property and assets sold and assigned to the Trust pursuant to Section 2.1(a) of the related Sale and Servicing Agreement and the related Assignments, (c) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing, and (d) all payments on or under and all proceeds in respect of any of the foregoing.
     “Sold Receivables” means, with respect to any Account, each Receivable originated in such Account that is (i) an Eligible Receivable or (ii) an Ineligible Receivable transferred in accordance with the provisions of Section 2.9 of the Sale and Servicing Agreements.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
     “State” means any state or commonwealth of the United States, or the District of Columbia.
     “Successor Servicer” has the meaning specified in Section 6.2(a) of the Sale and Servicing Agreements.
     “Termination Notice” has the meaning specified in Section 6.1(a) of the Sale and Servicing Agreements.
     “Transaction Documents” means the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreements, the Sale and Servicing Agreements, the Back-up Servicing Agreement, the Indenture, the Administration Agreement, the Control Agreement, and, for any Series, the related Indenture Supplement, the related Series Account Control Agreement, the related DTC Letter and any other document specified in such Indenture Supplement as a “Transaction Document” for purposes of such Series.
     “Transition Costs” has the meaning specified in Section 6.2(a) of the Sale and Servicing Agreements.

     “Trust Accounts” means each of the Collection Account, the Excess Funding Account and the Back-up Servicer Reserve Account.
     “Trust Agreement” means the Second Amended and Restated Trust Agreement relating to the Issuer, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among FCF Corp, FCF LLC and the Owner Trustee.
     “Trust Amortization Event” has, for each Series, the meaning specified in Section 5.1(a) of the Indenture.
     “Trust Available Subordinated Amount” means, for any date, the sum of the Available Subordinated Amounts on such date for all Series.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.
     “Trust Paying Agent” means the Owner Trustee or the Qualified Institution at which the Depositor Interest Account is established.
     “Trust Property” means (a) the Sold Assets, (b) the Depositors’ rights under the Receivables Purchase Agreements, (c) the Depositors’ rights under the Sale and Servicing Agreements, (d) all security entitlements relating to the Bank Accounts and the property deposited in or credited to any of the Bank Accounts, (e) all present and future claims, demands, causes of action and choses in action in respect of any of the foregoing, and (f) all payments on or under and all proceeds in respect of any of the foregoing.
     “Trust Registrar” has the meaning specified in Section 3.2 of the Trust Agreement.
     “Trust Termination Date” has the meaning specified in Section 8.1 of the Trust Agreement.
     “UCC” means the Uniform Commercial Code, as in effect in any relevant jurisdiction.
     “Used Vehicle” means a Program Vehicle and any other Vehicle that is not a New Vehicle.
     “Variable Funding Note Series” means any Series issued pursuant to an Indenture Supplement and consisting of variable funding notes.
     “Vehicle” means a car, light- medium- or heavy-duty truck or a utility vehicle, or any other classification used by Ford Credit from time to time.

Exhibit A
FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
(As required by Section 2.6 of Sale and Servicing Agreement)
     This Assignment No. ___ of Receivables in Additional Accounts, dated as of ________, 20__ (this “Assignment”), is by and among Ford Credit Floorplan LLC, as Depositor, Ford Motor Credit Company LLC, as Servicer, and Ford Credit Floorplan Master Owner Trust A, as Issuer, pursuant to the Sale and Servicing Agreement referred to below.
BACKGROUND
     The Depositor, the Servicer and the Issuer are parties to a Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”).
     Pursuant to the Sale and Servicing Agreement, the Depositor wishes to designate Additional Accounts as Accounts and to sell certain Sold Receivables originated in such Additional Accounts and the Related Security, whether now existing or hereafter originated, to be further pledged to the Indenture Trustee.
     The Issuer is willing to accept such designation and sale subject to the terms and conditions of this Assignment.
     The parties agree as follows:
     1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Assignment are defined in Appendix A to the Sale and Servicing Agreement. Appendix A also contains rules as to usage applicable to this Assignment. Appendix A is incorporated by reference into this Assignment. The following terms used in this Assignment have the following meanings:
     “Addition Date” means, with respect to the Additional Accounts designated pursuant to this Assignment, __________, 20_.
     “Additional Cutoff Date” means, with respect to the Additional Accounts designated pursuant to this Assignment, __________, 20_.
     “Eligible Receivable Origination Cutoff Date” means, with respect to the Additional Accounts designated pursuant to this Assignment, __________, 20_.
     2. Designation of Additional Accounts. The Depositor delivers with this Assignment an Additional Account Schedule specifying for each such Additional Account, as of the Additional Cutoff Date, its account number and the aggregate principal amount of its Receivables.

     3. Sale of Sold Receivables. The Depositor sells and assigns, without recourse (except as provided in the Sale and Servicing Agreement), to the Issuer, on the Addition Date all of its right, title and interest in, to and under the Sold Receivables originated in such Additional Accounts and all Related Security with respect to any of the foregoing owned by the Depositor at the close of business on the applicable Additional Cutoff Date, and thereafter originated from time to time, and all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof. The foregoing sale and assignment does not constitute and is not intended to result in the creation, or an assumption by the Issuer, of any obligation of the Servicer, the Depositor, Ford or any other Person in connection with the Accounts or related Sold Receivables, or under any agreement or instrument relating to such Receivables, including any obligation to any Dealers or Ford.
     In connection with such sale, the Depositor agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the related Sold Receivables now existing and hereafter created for the sale, for UCC purposes, of “tangible chattel paper,” “payment intangibles,” “general intangibles” or “accounts” (each as defined in the UCC) meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment, for UCC purposes, of the related Sold Receivables and the Related Security to the Issuer, and to deliver a file stamped copy of such financing statement or other evidence of such filing to the Issuer on or before the Addition Date. The Issuer is under no obligation to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties to this Assignment intend that the sales of related Sold Receivables effected by this Assignment be sales.
     In connection with such sale, the Depositor further agrees, at its own expense, on or before the Addition Date, to indicate in its computer files that the Sold Receivables and the Related Security have been (a) sold or assigned to the Issuer pursuant to this Assignment and (b) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties.
     4. Acceptance by Issuer. Subject to the satisfaction of the conditions in Section 2.6(c) of the Sale and Servicing Agreement, the Issuer acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter originated, sold to the Issuer pursuant to Section 3 of this Assignment. The Issuer further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Depositor delivered to the Issuer the Additional Account Schedule, described in Section 2 of this Assignment.
     5. Representations and Warranties of Depositor. The Depositor represents and warrants to the Issuer, as of the date of this Assignment and as of the Addition Date that:
     (i) Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company or other legal entity in good standing under the laws of its jurisdiction of organization. The Depositor is qualified as a foreign limited liability company or other legal entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals could not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Assignment.
     (ii) Power, Authorization and Enforceability. The Depositor has the power and authority to execute deliver and perform the terms of this Assignment and to acquire, own and sell the Sold Receivables and the other Trust Property and has duly authorized the sale of the Receivables and other Trust Property to the Issuer by all necessary action. The Depositor has authorized the execution, delivery and performance of the terms of this Assignment. This Assignment is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
     (iii) No Conflicts and No Violation. The consummation of the transactions contemplated by this Assignment and the fulfillment of the terms of this Assignment will not (A) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than this Assignment and the Sale and Servicing Agreement), (C) violate the Organizational Documents of the Depositor, or (D) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Depositor ‘s ability to perform its obligations under this Assignment.
     (iv) No Proceedings. To the Depositor’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under, or the validity or enforceability of this Assignment, in each case, other than such proceedings that would not reasonably be expected to have a material adverse effect upon the Depositor or materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of, this Assignment.
     (v) Valid Sale. This Assignment constitutes a valid sale and assignment to the Issuer of all right, title and interest of the Depositor in, to and under the Sold Receivables originated in the Additional Accounts and the Related Security and the proceeds thereof and all of the Depositor’s rights, remedies, powers and privileges with respect to the Sold

Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Sold Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Issuer will have a first priority perfected ownership interest in such property, subject to Permitted Liens. Except as otherwise provided in the Sale and Servicing Agreement or the other Transaction Documents, neither the Depositor nor any Person claiming through or under it has any claim to or interest in the Trust Property.
     6. Ratification of Agreement. As supplemented by this Assignment, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Assignment constitutes one and the same instrument.
     7. Counterparts. This Assignment may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     8. GOVERNING LAW. THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN LLC, as Depositor
By:
Name:
Title:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer
By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC, as Servicer
By:
Name:
Title:

Exhibit B
FORM OF OPINION OF COUNSEL REGARDING AMENDMENTS
(As required by Section 8.2(d)(i)
of Sale and Servicing Agreement)
     The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Depositor delivered on any Closing Date, as well as any deemed appropriate at the time of delivery.
     (a) The Amendment to the Sale and Servicing Agreement, attached as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (b) All conditions precedent in Section 8.1 of the Sale and Servicing Agreement to the entry into the Amendment have been satisfied.

EB-1

Exhibit C
FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS
(Provisions to be included in Opinion of Counsel to be
delivered pursuant to Section 8.2(d)(ii) of Sale and Servicing Agreement)*
     The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Depositor delivered on any Closing Date, as well as any deemed appropriate at the time of delivery.
     (a) The Assignment has been duly authorized, executed and delivered by the Depositor, and constitutes the valid and legally binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (b) Assuming the Sold Receivables in the Additional Accounts are created under, and are evidenced solely by, either Floorplan Financing Agreements or Sales and Service Agreements, such Receivables will constitute “general intangibles,” “payment intangibles,” “accounts” or “tangible chattel paper,” as defined under Section 9-102 of the UCC in effect in the applicable jurisdiction.
     (c) Assuming the Sold Receivables in the Additional Accounts are created under, and are evidenced solely by, the Sale and Assignment Agreement between Ford and the Seller, such Sold Receivables will constitute “general intangibles,” “payment intangibles,” “accounts” or “tangible chattel paper,” each as defined under Section 9-102 of the UCC in effect in the applicable jurisdiction.
     (d) With respect to Sold Receivables in the Additional Accounts in existence on the date of the Assignment and with respect to Sold Receivables in the Additional Accounts originated after the date of the Assignment, upon the creation of such Sold Receivables and the subsequent sale of such Sold Receivables to the Issuer free and clear of any Liens in accordance with the Sale and Servicing Agreement and receipt by the Depositor of the consideration therefor required pursuant to the Sale and Servicing Agreement, such transfer either constitutes a valid sale to the Issuer or, if not a valid sale, the Sale and Servicing Agreement creates a valid security interest in favor of the Issuer in the Depositor’s right, title and interest in, to and under such Sold Receivables and the proceeds thereof securing the obligations of the Depositor under the Assignment. Such security interest constitutes a perfected security interest in such Sold Receivables and the proceeds thereof.

*	Include references to Additional Accounts only in the case of the designation of Additions Accounts pursuant to Section 2.6 of the Sale and Servicing Agreement.

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Exhibit D
FORM OF REASSIGNMENT OF RECEIVABLES IN REDESIGNATED ACCOUNTS
(Pursuant to Sections 2.7 and 2.8(c) of Sale and Servicing Agreement)
     This Reassignment No. ___ of Receivables in Redesignated Accounts, dated as of ________, 20__ (this “Reassignment”), is by and among Ford Credit Floorplan LLC, as Depositor, Ford Motor Credit Company LLC, as Servicer, and Ford Credit Floorplan Master Owner Trust A, as Issuer, pursuant to the Sale and Servicing Agreement referred to below.
BACKGROUND
     The Depositor, the Servicer and the Issuer are parties to a Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”).
     Pursuant to the Sale and Servicing Agreement, the Depositor wishes or is required to redesignate certain Accounts as Redesignated Accounts and to repurchase and remove all of the Sold Receivables and Related Security and to cause the Issuer to reconvey such Sold Receivables and Related Security, whether now existing or hereafter originated, and all amounts currently held by the Issuer or thereafter received by the Issuer in respect of such Redesignated Accounts.
     The Issuer is willing to accept such redesignation and to reconvey such Sold Receivables, Related Security and any related amounts held or received by the Issuer subject to the terms and conditions of this Reassignment.
     The parties agree as follows:
     1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Assignment are defined in Appendix A to the Sale and Servicing Agreement. Appendix A also contains rules as to usage applicable to this Assignment. Appendix A is incorporated by reference into this Reassignment. The following terms used in this Reassignment have the following meanings:
     “Redesignation Date” means, with respect to the Redesignated Accounts redesignated by this Reassignment, __________, 20_.
     2. Notice of Redesignated Accounts. With respect to any Redesignated Account, the Depositor (or the Servicer on its behalf) has delivered to the Issuer and the Rating Agencies the Redesignation Notice as provided in Section [2.7(b)(i)] [2.8(c)(i)] of the Sale and Servicing Agreement.
     3. Redesignated Accounts. The Depositor delivers with this Reassignment the Redesignated Account Schedule specifying for each such Redesignated Account, as of the Redesignation Date, its account number and the aggregate principal amount of Receivables of such Account.

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     4. Conveyance of Sold Receivables. The Issuer sells and assigns to the Depositor, without recourse, representation or warranty on and after the Redesignation Date, all of its right, title and interest in, to and under all Sold Receivables now existing at the close of business on the Redesignation Date and thereafter originated from time to time in the Redesignated Accounts redesignated by this Reassignment, all Related Security with respect to the foregoing, all monies due or to become due and all amounts received with respect to the foregoing, and all proceeds (as defined in Section 9 315 of the UCC) and Recoveries thereof.
     If requested by the Depositor, in connection with such sale, the Issuer agrees to execute and deliver to the Depositor on or before the date of this Reassignment, a termination statement with respect to the Sold Receivables existing at the close of business on the Redesignation Date and thereafter originated from time to time and Related Security thereof in the Redesignated Accounts reassigned by this Reassignment (which may be a single termination statement with respect to all such Sold Receivables and Related Security) evidencing the release by the Issuer of its Lien on the Sold Receivables in the Redesignated Accounts and the Related Security, and meeting the requirements of Applicable Law, in such manner and such jurisdictions as are necessary to remove such Lien.
     5. Acceptance by Issuer. The Issuer acknowledges that, before or simultaneously with the execution and delivery of this Reassignment, the Depositor delivered to the Issuer the updated Redesignated Account Schedule described in Section 3 of this Reassignment.
     6. Legal, Valid and Binding Obligation. The Depositor represents and warrants to the Issuer as of the date of this Reassignment and as of the Redesignation Date that this Reassignment constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
     7. Ratification of Agreement. As supplemented by this Reassignment, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Reassignment constitutes one and the same instrument.
     8. Counterparts. This Reassignment may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     9. GOVERNING LAW. THIS REASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank]

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EXECUTED BY:

FORD CREDIT FLOORPLAN LLC, as Depositor
By:
Name:
Title:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC, as Servicer
By:
Name:
Title:

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